                                                                   EXHIBIT 10.20

                                CREDIT AGREEMENT

                          DATED AS OF OCTOBER 17, 2003

                                      AMONG

                    GLIMCHER PROPERTIES LIMITED PARTNERSHIP,
                                   AS BORROWER

                                       AND

                          KEYBANK NATIONAL ASSOCIATION
                    AS ADMINISTRATIVE AGENT AND LEAD ARRANGER

                                       AND

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,
                                   AS LENDERS

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS..............................................................    2

ARTICLE II THE CREDIT..............................................................   19

   2.1     Generally...............................................................   19
   2.2     Ratable and Non Ratable Advances........................................   20
   2.3     Final Principal Payment.................................................   20
   2.4     Unused Fee..............................................................   20
   2.5     Other Fees..............................................................   20
   2.6     Minimum Amount of Each Advance..........................................   20
   2.7     Optional Prepayments; Mandatory Prepayments; Release of Properties......   21
   2.8     Method of Selecting Types and Interest Periods for New Advances.........   21
   2.9     Conversion and Continuation of Outstanding Advances.....................   22
   2.10    Changes in Interest Rate, Etc...........................................   23
   2.11    Rates Applicable After Default..........................................   23
   2.12    Method of Payment.......................................................   23
   2.13    Notes; Telephonic Notices...............................................   24
   2.14    Interest Payment Dates; Interest and Fee Basis..........................   24
   2.15    Notification of Advances, Interest Rates and Prepayments................   24
   2.16    Swingline Advances......................................................   24
   2.17    Lending Installations...................................................   25
   2.18    Non-Receipt of Funds by the Administrative Agent........................   25
   2.19    Replacement of Lenders under Certain Circumstances......................   26
   2.20    Procedures for Addition of Collateral Pool Assets.......................   26
   2.21    Usury...................................................................   27

ARTICLE IIA LETTER OF CREDIT SUBFACILITY...........................................   28

   2A.1    Obligation to Issue.....................................................   28
   2A.2    Types and Amounts.......................................................   28
   2A.3    Conditions..............................................................   28
   2A.4    Procedure for Issuance of Facility Letters of Credit....................   29
   2A.5    Reimbursement Obligations; Duties of Issuing Bank.......................   30
   2A.6    Participation...........................................................   30
   2A.7    Payment of Reimbursement Obligations....................................   31
   2A.8    Compensation for Facility Letters of Credit.............................   32
   2A.9    Letter of Credit Collateral Account.....................................   32

ARTICLE III CHANGE IN CIRCUMSTANCES................................................   33

   3.1     Yield Protection........................................................   33
   3.2     Changes in Capital Adequacy Regulations.................................   34
   3.3     Availability of Types of Advances.......................................   34
   3.4     Funding Indemnification.................................................   34
   3.5     Taxes...................................................................   34
   3.6     Lender Statements; Survival of Indemnity................................   36

ARTICLE IV CONDITIONS PRECEDENT....................................................   37

   4.1     Initial Advance.........................................................   37
   4.2     Each Advance............................................................   40

ARTICLE V REPRESENTATIONS AND WARRANTIES...........................................   40

   5.1     Existence...............................................................   40
   5.2     Authorization and Validity..............................................   40
   5.3     No Conflict; Government Consent.........................................   40
   5.4     Financial Statements; Material Adverse Effect...........................   41
   5.5     Taxes...................................................................   41
   5.6     Litigation and Guarantee Obligations....................................   41
   5.7     Subsidiaries............................................................   41
   5.8     ERISA...................................................................   41
   5.9     Accuracy of Information.................................................   42
   5.10    Regulation U............................................................   42
   5.11    Material Agreements.....................................................   42
   5.12    Compliance With Laws....................................................   42
   5.13    Ownership of Projects...................................................   42
   5.14    Investment Company Act..................................................   42
   5.15    Public Utility Holding Company Act......................................   42
   5.16    Solvency................................................................   42
   5.17    Insurance...............................................................   43
   5.18    REIT Status.............................................................   43
   5.19    Title to Property.......................................................   43
   5.20    Environmental Matters...................................................   44
   5.21    Collateral Pool Assets..................................................   44
   5.22    Office of Foreign Asset Control.........................................   46

ARTICLE VI COVENANTS...............................................................   46

   6.1     Financial Reporting.....................................................   47
   6.2     Use of Proceeds.........................................................   48
   6.3     Notice of Default.......................................................   48
   6.4     Conduct of Business.....................................................   48
   6.5     Taxes...................................................................   48
   6.6     Insurance...............................................................   48
   6.7     Compliance with Laws....................................................   48
   6.8     Maintenance of Properties...............................................   49
   6.9     Inspection..............................................................   49
   6.10    Maintenance of Status...................................................   49
   6.11    Dividends...............................................................   49
   6.12    No Change in Control....................................................   49
   6.13    Delivery of Subsidiary Guaranties.......................................   49
   6.14    Intentionally Omitted...................................................   49
   6.15    Acquisitions and Investments............................................   49
   6.16    Liens...................................................................   50
   6.17    Affiliates..............................................................   51
   6.18    Intentionally Omitted...................................................   51
   6.19    Variable Interest Indebtedness..........................................   51
   6.20    Consolidated Net Worth..................................................   51

   6.21    Indebtedness and Cash Flow Covenants....................................   51
   6.22    Environmental Matters...................................................   51
   6.23    Permitted Investments...................................................   52
   6.24    Limitation on Unsecured Indebtedness....................................   52
   6.25    Encumbrances............................................................   53
   6.26    Approval of Leases......................................................   53

ARTICLE VII DEFAULTS...............................................................   53

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES........................   55

   8.1     Acceleration............................................................   55
   8.2     Amendments..............................................................   56
   8.3     Preservation of Rights..................................................   56
   8.4     Foreclosure.............................................................   56
   8.5     Insolvency of Borrower..................................................   58

ARTICLE IX GENERAL PROVISIONS......................................................   58

   9.1     Survival of Representations.............................................   58
   9.2     Governmental Regulation.................................................   58
   9.3     Intentionally Omitted...................................................   58
   9.4     Headings................................................................   58
   9.5     Entire Agreement........................................................   58
   9.6     Several Obligations; Benefits of this Agreement.........................   58
   9.7     Expenses; Indemnification...............................................   58
   9.8     Numbers of Documents....................................................   59
   9.9     Accounting..............................................................   59
   9.10    Severability of Provisions..............................................   59
   9.11    Nonliability of Lenders.................................................   59
   9.12    CHOICE OF LAW...........................................................   59
   9.13    CONSENT TO JURISDICTION.................................................   59
   9.14    WAIVER OF JURY TRIAL....................................................   60

ARTICLE X THE ADMINISTRATIVE AGENT.................................................   60

   10.1    Appointment.............................................................   60
   10.2    Powers..................................................................   60
   10.3    General Immunity........................................................   60
   10.4    No Responsibility for Loans, Recitals, etc..............................   60
   10.5    Action on Instructions of Lenders.......................................   61
   10.6    Employment of Agents and Counsel........................................   61
   10.7    Reliance on Documents; Counsel..........................................   61
   10.8    Administrative Agent's Reimbursement and Indemnification................   61
   10.9    Rights as a Lender......................................................   62
   10.10   Lender Credit Decision..................................................   62
   10.11   Successor Administrative Agent..........................................   62
   10.12   Notice of Defaults......................................................   63
   10.13   Requests for Approval...................................................   63

   10.14   Defaulting Lenders......................................................   63

ARTICLE XI SETOFF; RATABLE PAYMENTS................................................   64

   11.1    Setoff..................................................................   64
   11.2    Ratable Payments........................................................   64

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS......................   64

   12.1    Successors and Assigns..................................................   64
   12.2    Participations..........................................................   65
   12.3    Assignments.............................................................   65
   12.4    Dissemination of Information............................................   66
   12.5    Tax Treatment...........................................................   66

ARTICLE XIII NOTICES...............................................................   67

   13.1    Giving Notice...........................................................   67
   13.2    Change of Address.......................................................   67

ARTICLE XIV COUNTERPARTS...........................................................   67

                                CREDIT AGREEMENT

         This Credit Agreement, dated as of October 17, 2003, is among Glimcher Properties Limited Partnership, a limited partnership organized under the laws of the State of Delaware (the "Borrower"), KeyBank National Association, a national banking association, and the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the "Lenders") and KeyBank National Association, not individually, but as "Administrative Agent."

                                    RECITALS

         A. The Borrower is primarily engaged in the business of purchasing, owning, operating, leasing and managing retail properties.

         B. The Borrower has requested that the Lenders make loans available to the Borrower pursuant to the terms of this Agreement and the Administrative Agent act as administrative agent for the Lenders. The Administrative Agent and the Lenders have agreed to do so.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "ABR Applicable Margin" means zero.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

         "Adjusted Collateral Pool Net Operating Income" means, as of any date,
(i) the sum of (A) an annualized amount calculated by multiplying the aggregate Net Operating Income for the most recent fiscal quarter of the Consolidated Group for which financial results have been reported from all Community Centers then qualifying as Eligible Collateral Pool Properties by the numeral four (4) plus (B) the aggregate Net Operating Income for the most recent period of twelve
(12) consecutive months for which financial results have been reported from all Regional Malls then qualifying as Eligible Collateral Pool Properties, less (ii) an annual capital reserve amount with respect to such Eligible Collateral Pool Properties equal to (A) $0.15 per square foot of gross leaseable area for all such Community Centers and $0.25 per square foot of gross leaseable area for all such Regional Malls.

         "Adjusted Annual EBITDA" shall mean, as of the date of calculation, an annualized amount determined by taking the Consolidated Net Income for the twelve (12) most recent months for which financial results have been reported, as adjusted by (a) deducting lease termination fees and adding or deducting for, as appropriate, any adjustment made under GAAP for straight lining of rents, gains or losses from sales of assets, accrued distributions to owners of minority interests, other extraordinary items, real estate related depreciation, amortization and interest expense (including the Consolidated Group Pro Rata Share of such deductions and such adjustments made under GAAP); (b) deducting an annual capital reserve amount equal to the aggregate of (i) $0.15 per square foot times the gross leaseable area of Community Centers owned by the Consolidated Group at the end of such period, (ii) $0.25 per square foot times the gross leaseable area of Regional Malls owned by the Consolidated Group at the end of such period, (iii) the product of (A) the Consolidated Group Pro Rata Share multiplied by (B) $0.15 per square foot times the gross leaseable area of Community Centers owned by Investment Affiliates at the end of such period, and
(iv) the product of (A) the applicable Consolidated Group Pro Rata Share multiplied by (B) $0.25 per square foot times the gross leaseable area of Regional Malls owned by Investment Affiliates at the end of such period.

         "Adjusted Funds From Operations" shall mean Funds From Operations less Preferred Dividends.

         "Adjusted Leverage EBITDA" means, for any period, Adjusted Annual EBITDA for such period (i) less that portion of positive Net Operating Income attributable to any Projects sold during the 12 month period to which such positive Net Operating Income applies, (ii) less that portion of positive Net Operating Income attributable to any Projects acquired during such 12 month period and (iii) plus an amount calculated by annualizing the Consolidated Group Pro Rata Share of the actual Net Operating Income of any Projects acquired by an Investment Affiliate during such period, calculated as if they were owned 100% for the entire 12 month period.

         "Administrative Agent" means KeyBank National Association in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by one or more of the Lenders to the Borrower of the same Type and, in the case of LIBOR Rate Advances, for the same LIBOR Interest Period, including Swingline Advances.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Aggregate Commitment" means, as of any date, the aggregate of the then-current Commitments of all the Lenders, which is, as of the Agreement Execution Date, $150,000,000.

         "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Execution Date" means the date this Agreement has been fully executed and delivered by all parties hereto.

         "Allocated Facility Amount" means, at any time, the sum of all then outstanding Advances and Facility Letter of Credit Obligations.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Margin" means, as applicable, the ABR Applicable Margin or the LIBOR Applicable Margin which are used in calculating the interest rate applicable to the various Types of Advances.

         "Appraisal" shall mean an appraisal of a Collateral Pool Asset commissioned by the Administrative Agent, and acceptable to the Administrative Agent and Required Lenders, in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder ("FIRREA") and with the Uniform Standards of Professional Appraisal Practice, which appraisal may be updated not more often than annually at the Lenders' expense if the Administrative Agent believes in good faith that there has been a material reduction in the value of such Collateral Pool Asset.

         "Appraised Value" means the "as-is" appraised value of any Collateral Pool Asset as shown on the most recent Appraisal thereof.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any of the President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, Vice President and Chief Financial Officer, Vice President, Controller and Chief Accounting Officer or Executive Vice President and General Counsel of the general partner of Borrower, acting singly.

         "Borrower" means Glimcher Properties Limited Partnership, a limited partnership organized under the laws of the State of Delaware, and its successors and assigns.

         "Borrowing Base" means, as of any date, the aggregate Collateral Pool Asset Values of each then-current Eligible Collateral Pool Asset.

         "Borrowing Base Availability" means, as of any date, the lesser of (i) sixty-five percent (65%) of the Borrowing Base, and (ii) an amount which, if it were the Allocated Facility Amount, would produce a Collateral Pool Debt Service Coverage Ratio of 1.50:1.0. Notwithstanding the foregoing if at any time the amount of the Obligations recoverable from any Eligible Collateral Pool Asset is limited to reduce mortgage recording taxes paid with respect thereto to an amount less than sixty-five percent (65%) of the then-current Collateral Pool Asset value thereof, such lesser amount shall be used in calculating the Borrowing Base Availability on account of such Eligible Collateral Pool Asset.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Rate Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Cleveland, Ohio and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Cleveland, Ohio and New York, New York for the conduct of substantially all of their commercial lending activities.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

         "Capitalization Rate" means (a) with respect to Community Centers, ten percent (10%) and (b) with respect to Regional Malls, eight and one-half percent (8.5%).

         "Capitalized Lease" of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Cash Equivalents" means, as of any date:

                  (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;

                  (ii) mutual funds organized under the United States Investment Company Act rated AAm or AAm-G by S&P and P-1 by Moody's;

                  (iii) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P and not less than P-1 by Moody's (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;

                  (iv) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1+ by S&P, and not less than P-1 by Moody's and which has a long term unsecured debt rating of not less than A1 by Moody's (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date three months from the date of their purchase;

                  (v) bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody's and having a long term debt rating of not less than A1 by Moody's issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

                  (vi) repurchase agreements issued by an entity rated not less than A-1+ by S&P, and not less than P-1 by Moody's which are secured by U.S. Government securities of the type described in clause (i) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;

                  (vii) short term promissory notes rated not less than A-1+ by S&P, and not less than P-1 by Moody's maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and

                  (viii) commercial paper (having original maturities of not more than 365 days) rated at least A-1+ by S&P and P-1 by Moody's and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least A1 by Moody's.

         "Change in Control" means (i) any change in the ownership of either Parent Entity which results in more than twenty-five percent (25%) of the such Parent Entity's Capital Stock being acquired by any one Person, or group of Persons which are Affiliates of each other, or (ii) any change in the membership of either Parent Entity's Board of Directors which results in the board members as of any date after the Agreement Execution Date constituting less than 50% of the total board members at any time during the one (1) year period following such date, or (iii) any change in the identity of the owners of the general partnership interests in the Borrower, unless any such owner is a Wholly-Owned Subsidiary of Glimcher Realty Trust.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" means all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document including, without limitation, the Collateral Pool Assets.

         "Collateral Pool Assets" means the collective reference to the Initial Collateral Pool Assets and any other Properties added as "Collateral Pool Assets" from time to time under Section 2.20 hereof, provided that the term "Collateral Pool Assets" as of any date shall not include: any Collateral Pool Asset which has been previously released from the applicable Mortgage under the procedure set forth in Section 2.7(c) hereof (and not subsequently added as a "Collateral Pool Asset" under Section 2.20).

         "Collateral Pool Asset Value" means, as of any date, for each Eligible Collateral Pool Asset the most recent Appraised Value.

         "Collateral Pool Debt Service Coverage Ratio" means, as of any date of determination, for a specified Allocated Facility Amount, the ratio of (a) the Adjusted Collateral Pool Net Operating Income of all Eligible Collateral Pool Assets to (b) the annual principal and interest payments that would be required to fully amortize a loan in a principal amount equal to such specified Allocated Facility Amount if paid in equal monthly installments over a period of 25 years at an interest rate equal to the higher of (i) seven percent (7%) per annum and
(ii) two percent (2%) in excess of the yield as of the last Business Day of the most recent month on those obligations of the U.S. Treasury having a maturity date closest to a date 10 years after such month end.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Community Center" means any Project that does not qualify as a Regional Mall.

         "Consolidated Debt Service" means, for any period, without duplication,
(a) Consolidated Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments attributable to Consolidated Outstanding Indebtedness (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is not amortized through periodic installments of principal and interest over the term of such Indebtedness) required to be made during such period by any member of the Consolidated Group plus (c) a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense, equal to the greater of
(x) the percentage of the principal amount of such Indebtedness for which any member of the Consolidated Group is liable and (y) the Consolidated Group Pro Rata Share of such Investment Affiliate.

         "Consolidated Group" shall mean the Borrower, the Parent Entities and all Subsidiaries which are consolidated with them for financial reporting purposes under GAAP.

         "Consolidated Group Pro Rata Share" shall mean, with respect to any Investment Affiliate, the percentage of the total equity ownership interests held by the Consolidated Group, in the aggregate, in such Investment Affiliate determined by calculating the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate.

         "Consolidated Interest Expense" means, for any period without duplication, the sum of (a) the amount of interest expense, determined in accordance with GAAP, of the Consolidated Group for such period attributable to Consolidated Outstanding Indebtedness during such period plus (b) the applicable Consolidated Group Pro Rata Share of any interest expense, determined in accordance with GAAP, of each Investment Affiliate for such period, whether recourse or non-recourse. Interest incurred on construction loans to fund Construction in Progress will be excluded from Consolidated Interest Expense provided that a reserve then projected to be sufficient to pay all interest due on such construction loan through the date the related Project is expected to reach stabilization has been established.

         "Consolidated Net Income" shall mean, for any period, the sum of (i) net earnings (or loss) after taxes (from continuing operations) of the Consolidated Group (adjusted by eliminating any such earnings or loss attributable to Investment Affiliates) plus (ii) the applicable Consolidated Group Pro

Rata Share of net earnings (or loss) of all Investment Affiliates for such period, in each case determined in accordance with GAAP.

         "Consolidated Net Worth" means, as of any date of determination, an amount equal to (a) Total Asset Value minus (b) Consolidated Outstanding Indebtedness as of such date.

         "Consolidated Outstanding Indebtedness" shall mean, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP, plus, without duplication (b) the greater of (i) the applicable Consolidated Group Pro Rata Share of all Indebtedness of each Investment Affiliate (other than Indebtedness of such Investment Affiliate to a member of the Consolidated Group) and (ii) the amount of Indebtedness of such Investment Affiliate which is also Recourse Indebtedness to a member of the Consolidated Group.

         "Construction in Progress" means, as of any date, the projected total construction cost of any Projects then under development plus the book value of all land not then included in Unimproved Land.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Default" means an event described in Article VII.

         "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Administrative Agent; provided that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

         "Default Rate" means the interest rate which may apply during the continuance of a Default pursuant to Section 2.11 which shall mean that (i) each LIBOR Rate Advance shall bear interest for the remainder of the applicable LIBOR Interest Period at the rate otherwise applicable to such LIBOR Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

         "Eligible Collateral Pool Asset" means a Project that (i) is 100% wholly owned in fee simple by the Borrower, or any Subsidiary of the Borrower,
(ii) is a Stabilized Retail Asset, (iii) has at least 80% of its gross leaseable area leased to third party tenants at all times, (except for New Towne Mall and Indian Mound Mall, which must have at least 65% so leased at all times and except Liberty Plaza may be less than 80% leased for a period of not more than six (6) months from the Agreement Execution Date but shall thereafter not qualify as an Eligible Collateral Pool Asset until it is at least 80% leased) and (iv) has satisfied all of the requirements under Section 2.20 for inclusion as an Eligible Collateral Pool Asset. Notwithstanding the foregoing, a Project shall not be deemed an Eligible Collateral Pool Asset on the sixtieth (60th) day after such Project has suffered a loss as a result of a casualty or condemnation whereby the cost of repairing and restoring such Project is estimated to exceed 25% of the replacement cost of such Project unless, as reasonably determined by the Administrative Agent,

(1) the Appraised Value of such Eligible Collateral Pool Asset after completion of such repair and restoration will not be less than the Appraised Value of such Project prior to the casualty or condemnation, (2) the insurance proceeds are sufficient to restore or rebuild the Project as to be substantially the same quality and character as the Project was prior to such damage, (3) the proceeds of business interruption insurance, if any, shall be considered to be income with respect to the Project in determining Net Operating Income hereunder and
(4) no Major Tenant at such Project has terminated, or indicated in writing its intent to terminate its lease as a result of such casualty or condemnation.

         "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by any jurisdiction with taxing authority over the Lender.

         "Existing Agreement" means that Third Amended and Restated Loan Agreement by and among Borrower, certain Affiliates of Borrower, The Huntington National Bank as agent and certain other Lenders dated as of January 31, 2001.

         "Facility Letter of Credit" means a Letter of Credit issued pursuant to
Article IIA of this Agreement.

         "Facility Letter of Credit Fee" is defined in Section 2A.8.

         "Facility Letter of Credit Obligations" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, including the sum of (a) the Reimbursement Obligations and (b) the aggregate undrawn face amount of the then outstanding Facility Letters of Credit.

         "Facility Letter of Credit Sublimit" means $25,000,000.

         "Facility Termination Date" means October 16, 2006, which shall be the day immediately prior to the third (3rd) anniversary of the Agreement Execution Date, or if such day is not a Business Day the last Business Day immediately preceding such day.

         "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate."

         "Fee Letter" is defined in Section 2.5.

         "Financial Contract" of a Person means (i) any exchange - traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

         "Financial Undertaking" of a Person means (i) any transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person, or (ii) any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

         "First Mortgage Receivable" means any Indebtedness owing to a member of the Consolidated Group which is secured by a first-priority mortgage or deed of trust on commercial real estate having a value in excess of the amount of such Indebtedness and which has been designated by the Borrower as a "First Mortgage Receivable" in its most recent compliance certificate.

         "Fixed Charges" shall mean, for any period, the sum of (i) Consolidated Debt Service, (ii) all dividends payable on account of preferred stock or preferred operating partnership units of the Borrower or any other Person in the Consolidated Group (including dividends payable to Investment Affiliates) and
(iii) all ground lease payments to the extent not deducted as an expense in calculating Adjusted Annual EBITDA.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) ABR Applicable Margin for such day, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

         "Funds From Operations" shall have the meaning determined from time to time by the National Association of Real Estate Investment Trusts to be the meaning most commonly used by its members.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.1.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee Obligation" means, as to any Person (the "guaranteeing person"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Guaranty" means the guaranty to be executed and delivered by Glimcher Realty Trust and Glimcher Properties Corporation substantially in the form of Exhibit D-1, as the same may be amended, supplemented or modified from time to time.

         "Guarantors" means, as of any date, the Parent Entities and any Guarantor then a party to the Subsidiary Guaranty.

         "Implied Facility Debt Service Amount" means, as of any date, the annual debt service that would be required to fully amortize the Allocated Facility Amount as of the calculation date by equal monthly payments over a 25 year amortization period, using an implied interest rate equal to the higher of
(A) the yield as of the last Business Day of the most recent month on those obligations of the U.S. Treasury having a maturity date closest to 10 years after such month end or (B) five percent (5.00%), plus, in either case, two percent (2.00%) per annum.

         "Indebtedness" of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capitalized Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group, Guarantee Obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) any Net Mark-to-Market Exposure and (i) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "Initial Collateral Pool Assets" means the Projects described on
Schedule 1 attached hereto and made a part hereof which shall be included as Collateral under the Loan Documents as of the Agreement Effective Date.

         "Interest Period" means a LIBOR Interest Period.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

         "Investment Affiliate" means any Person in which the Consolidated Group, directly or indirectly, has any ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group.

         "Issuance Date" is defined in Section 2A.4(a)(2).

         "Issuance Notice" is defined in Section 2A.4(c).

         "Issuing Bank" means, with respect to each Facility Letter of Credit, the Lender which issues such Facility Letter of Credit. KeyBank shall be the sole Issuing Bank.

         "KeyBank Acquisition Facility" means that certain $15,000,000 unsecured revolving credit provided to the Borrower by KeyBank National Association pursuant to a Credit Agreement (Acquisition) of even date herewith.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement, their respective successors and assigns, any other lending institutions that subsequently become parties to this Agreement and the Designated Lenders, if any, provided that the term "Lender" shall exclude each such Designated Lender when used in the reference to the Commitments or terms relating to the Commitments.

         "Lending Installation" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Letter of Credit Collateral Account" is defined in Section 2A.9.

         "Letter of Credit Request" is defined in Section 2A.4(a).

         "LIBOR Applicable Margin" means, for any LIBOR Interest Period, the percentage set forth below in accordance with the ratio of Consolidated Outstanding Indebtedness to Total Asset Value as of the last day of the most recent preceding fiscal quarter for which financial results have been reported, which percentage shall change upon the date Administrative Agent has received a compliance certificate as required by Section 6.1(v) from the Borrower as of the end of such fiscal quarter in the form attached hereto as Exhibit B:

Consolidated Outstanding Indebtedness to Total Asset Value         LIBOR Applicable Margin
----------------------------------------------------------         -----------------------
Less than 40%                                                               1.15%
Greater than or equal to 40% but less than 50%                              1.25%
Greater than or equal to 50% but less than 55%                              1.35%
Greater than or equal to 55% but less than 60%                              1.50%
Greater than or equal to 60%                                                1.70%

         "LIBOR Base Rate" means, the rate (rounded upwards to the nearest 1/16th) with respect to a LIBOR Rate Advance for the relevant LIBOR Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, and having a maturity equal to such LIBOR Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Administrative Agent, the applicable LIBOR Base Rate for the relevant LIBOR Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which KeyBank or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of KeyBank's relevant LIBOR Rate Loan and having a maturity equal to such LIBOR Interest Period.

         "LIBOR Interest Period" means, with respect to each amount bearing interest at a LIBOR based rate, a period of one, two, three or six months, to the extent deposits with such maturities are available to the Lenders, commencing on a Business Day, as selected by the Borrower; provided, however, that any LIBOR Interest Period which begins on a day for which there is no numerically corresponding date in the calendar month in which such LIBOR Interest Period would otherwise end shall instead end on the last Business Day of such calendar month. Notwithstanding the foregoing, at any one time there will be no more than six (6) LIBOR Interest Periods outstanding.

         "LIBOR Rate" means, for any LIBOR Interest Period, the sum of (A) the LIBOR Base Rate applicable thereto divided by one minus the then-current Reserve Requirement and (B) the LIBOR Applicable Margin.

         "LIBOR Rate Advance" means an Advance which bears interest at a LIBOR Rate.

         "LIBOR Rate Loan" means a Loan which bears interest at a LIBOR Rate.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

         "Loan Documents" means this Agreement, the Notes, the Guaranties, the Security Documents, and any other document from time to time evidencing or securing indebtedness incurred by the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

         "Loan Parties" means the Borrower, the Parent Entities and any Guarantor then a party to the Subsidiary Guaranty.

         "Major Tenant" means a tenant occupying space at any Project of 10,000 square feet or greater.

         "Material Adverse Effect" means, in the Administrative Agent's reasonable discretion, a material adverse effect on (i) the business, property or condition (financial or otherwise) of the Consolidated Group, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents.

         "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation, but excluding substances of kinds and amounts ordinarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations or as inventory of tenants and otherwise in compliance with all Environmental Laws.

         "Maximum Legal Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Notes and as provided for herein or in the Notes or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions hereof.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Mortgages" means the collective reference to the deeds of trust and mortgages recorded against the Initial Collateral Pool Assets, together with any deeds of trust and mortgages on Properties added to Collateral hereafter pursuant to Section 2.20 hereof, each of which shall be substantially in the form attached hereto as Exhibit H and made a part hereof, conformed as required by the Administrative Agent to applicable local law, as such documents may be hereafter amended and/or restated from time to time.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions or any other Financial Contract. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming the Rate Management Transaction or other Financial Contract were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming such Rate Management Transaction or other Financial Contract were to be terminated as of that date).

         "Net Operating Income" means, with respect to any Project for any period, "property rental and other income" (as determined by GAAP) attributable to such Project accruing for such period minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Project for such period, including, without limitation, Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding any general and administrative expenses related to the operation of the Borrower or the Parent Entities, any interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs. As used herein "Management Fees", means, with respect to each Project for any period, an amount equal to the greater of (i) actual management fees payable with respect thereto and (ii) three percent (3%) per annum on the aggregate base rent and percentage rent due and payable under leases at such Project.

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Note" means a promissory note, in substantially the form of Exhibit A hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Notice of Assignment" is defined in Section 12.3.2.

         "Obligations" means the Advances and all accrued and unpaid fees and all other obligations of Borrower to the Administrative Agent or the Lenders arising under this Agreement or any of the other Loan Documents.

         "Other Taxes" is defined in Section 3.5(ii).

         "Participants" is defined in Section 12.2.1.

         "Parent Entities" means Glimcher Realty Trust and Glimcher Properties Corporation.

         "Payment Date" means, with respect to the payment of interest accrued on any Advance, the fifteenth day of each calendar month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Percentage" means for each Lender the ratio that such Lender's Commitment bears to the Aggregate Commitment, expressed as a percentage.

         "Permitted Acquisitions" are defined in Section 6.15.

         "Permitted Liens" are defined in Section 6.16.

         "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Preferred Dividends" means, with respect to any entity, dividends or other distributions which are payable to holders of any ownership interests in such entity which entitle the holders of such ownership interests to be paid on a preferred basis prior to dividends or other distributions to the holders of other types of ownership interests in such entity.

         "Prime Rate" means a rate per annum equal to the prime rate of interest publicly announced from time to time by KeyBank or its parent as its prime rate (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

         "Project" means any real estate asset owned by the Borrower or any of its Subsidiaries or any Investment Affiliate, and operated or intended to be operated as a retail property.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 12.3.1.

         "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Recourse Indebtedness" means any Indebtedness of the Borrower or any other member of the Consolidated Group with respect to which the liability of the obligor is not limited to the obligor's interest in specified assets securing such Indebtedness, subject to customary limited exceptions for certain acts or types of liability.

         "Regional Mall" means a Project having a gross leaseable area of at least 150,000 square feet for in-line tenants.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligations" means at any time, the aggregate of the Obligations of the Borrower to the Lenders, the Issuing Bank and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Bank and the Administrative Agent under or in respect of the Facility Letters of Credit.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.

         "Reserve Requirement" means, with respect to a LIBOR Rate Loan and LIBOR Interest Period, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Security Documents" means the collective reference to the Mortgages, the UCC Financing Statements, and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "S&P" means Standard & Poor's Ratings Group and its successors.

         "Stabilized Retail Asset" means a Project that has generated positive Net Operating Income for the most recent period of twelve (12) months for which financial results have been reported.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Subsidiary Guarantor" means each wholly owned Subsidiary of the Borrower which is required to execute a Subsidiary Guaranty pursuant to Section 6.13.

         "Subsidiary Guaranty" means the guaranty to be executed and delivered by those Subsidiaries of the Borrower owning Collateral Pool Assets, substantially in the form of Exhibit D-2, as the same may be amended, supplemented or otherwise modified from time to time.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of then-current Total Asset Value.

         Swingline Advances" means, as of any date, collectively, all Swingline Loans then outstanding under this Facility.

         "Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Loans not exceeding $20,000,000, which is included in, and is not in addition to, the Swingline Lender's total Commitment hereunder.

         "Swingline Lender" shall mean KeyBank, in its capacity as a Lender.

         "Swingline Loan" means a loan made by the Swingline Lender pursuant to
Section 2.16 hereof.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Total Asset Value" shall mean, as of the date of calculation, the aggregate of: (a) that portion of the Adjusted Leverage EBITDA attributable to Community Centers owned by a member of the Consolidated Group at all times during the most recent twelve (12) month period for which financial results have been reported divided by the Capitalization Rate applicable to Community Centers, plus (b) that portion of the Adjusted Leverage EBITDA attributable to Retail Malls owned by a member of the Consolidated Group at all times during such 12 month period divided by the Capitalization Rate applicable to Regional Malls, plus (c) 100% of the price paid (including assumed debt) for any Community Centers or Regional Malls (to the extent not included in Construction in Progress in clauses (h) or (i) of this definition) acquired by a member of the Consolidated Group or the Consolidated Group Pro Rata Share thereof if acquired by an Investment Affiliate during such 12 month period, plus (d) that portion of Adjusted Leverage EBITDA attributable to Projects owned by Investment Affiliates (excluding 100% of the Adjusted Annual EBITDA attributable to Projects not owned by an Investment Affiliate for the entire 12 months from which Adjusted Leverage EBITDA is calculated) divided by the Capitalization Rate applicable to such Project plus (e) the applicable Consolidated Group Pro Rata Share of the price paid (including assumed debt) for Projects (to the extent not included in Construction in Progress in clauses (h) and (i) of this definition) acquired by Investment Affiliates during such 12 month period, plus (f) Cash, Cash Equivalents and First Mortgage Receivables owned by a member of the Consolidated Group, plus (g) the applicable Consolidated Group Pro Rata Share of Cash, Cash Equivalents and First Mortgage Receivables owned by any Investment Affiliate plus (h) the book value (as determined in accordance with GAAP) of Construction In Progress and Unimproved Land of the Consolidated Group, plus,
(i) the applicable Consolidated Group Pro Rata Share of the book value (as determined in accordance with GAAP) of Construction In Progress and Unimproved Land of each Investment Affiliate. For purposes of clauses (h) and (i), Construction In Progress shall include any newly built Project for which a certificate of occupancy has been issued, if, as of the end of the 12 months for which Adjusted Leverage EBITDA is calculated, it has been twelve (12) months or less since such certificate of occupancy was issued; provided, however, Borrower, at its option, may elect not to include a Project which otherwise qualifies for inclusion in Construction In Progress and include the income from such Project in the calculation of (a),
(b) and (d) above, as applicable.

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or LIBOR Rate Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

         "Unimproved Land" means, as of any date, any land which (i) is not appropriately zoned for retail development, (ii) does not have access to all necessary utilities or (iii) does not have access to publicly dedicated streets, unless such land has been designated in writing by the Borrower in a certificate delivered to the Agent as land that is reasonably expected to satisfy all such criteria within six (6) months after such date.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Unused Fee" is defined is Section 2.4.

         "Unused Fee Percentage" means, with respect to any day during a calendar quarter, (i) 0.125% per annum, if the Advances and Facility Letter of Credit Obligations outstanding on such day is 50% or more of the Aggregate Commitment or (ii) 0.25% per annum if the Advances and Facility Letter of Credit Obligations outstanding on such day is less than 50% of the Aggregate Commitment on such day.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDIT

         2.1 Generally. Subject to the terms and conditions of this Agreement, Lenders severally agree to make Advances through the Administrative Agent to Borrower from time to time prior to the Facility Termination Date, and to support the issuance of Facility Letters of Credit under Article 2A of this Agreement, provided that the making of any such Advance or the issuance of such Facility Letter of Credit will not:

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

                  (i) cause the then-current Allocated Facility Amount to exceed the then-current Aggregate Commitment; or

                  (ii) cause the then-current Allocated Facility Amount to exceed the then-current Borrowing Base Availability; or

                  (iii) cause the then-current outstanding Swingline Advances to exceed the Swingline Commitment; or

                  (iv) cause the then outstanding Facility Letters of Credit Obligations to exceed the Facility Letter of Credit Sublimit.

The Administrative Agent shall, from time to time, at the request of Borrower, confirm the then-current Borrowing Base Availability. The Advances may be Swingline Advances, ratable Floating Rate Advances or ratable LIBOR Rate Advances. Each Lender shall fund its Percentage of each such Advance (other than a Swingline Advance) and no Lender will be required to fund any amounts which, when aggregated with such Lender's Percentage of all other Advances then outstanding and of all Facility Letter of Credit Obligations, would exceed such Lender's then-current Commitment. This facility ("Facility") is a revolving credit facility and, subject to the provisions of this Agreement, Borrower may request Advances hereunder, repay such Advances and reborrow Advances at any time prior to the Facility Termination Date.

         2.2 Ratable and Non Ratable Advances. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio their respective Commitments bear to the Aggregate Commitment except for Swingline Loans which shall be made by the Swingline Lender in accordance with
Section 2.16. The ratable Advances may be Floating Rate Advances, LIBOR Rate Advances or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

         2.3 Final Principal Payment. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

         2.4 Unused Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused facility fee (the "Unused Fee") equal to an aggregate amount computed on a daily basis by multiplying the Unused Fee Percentage applicable to such day, times the excess of the Aggregate Commitment over the Allocated Facility Amount on such day. The Unused Fee shall be payable quarterly in arrears on the first Business Day after the last day of each calendar quarter and upon any termination of the Aggregate Commitment in its entirety under Section 2.1 hereof.

         2.5 Other Fees. The Borrower agrees to pay all fees payable to the Administrative Agent pursuant to the Borrower's letter agreement with the Administrative Agent dated as of September 19, 2003 (the "Fee Letter").

         2.6 Minimum Amount of Each Advance. Each Advance shall be in the minimum amount of $200,000; provided, however, that, subject to Section 2.1, any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

         2.7      Optional Prepayments; Mandatory Prepayments; Release of
Properties.

         (a) The Borrower may, upon at least one (1) Business Day's notice to the Administrative Agent, prepay the Advances, which notice shall specify the date and amount of prepayment and whether the prepayment is of LIBOR Rate Advances, Floating Rate Advances, Swingline Loans or a combination thereof, and if a combination thereof, the amount allocable to each; provided, however, that
(i) any partial prepayment under this Subsection shall be in an amount not less than $1,000,000 or a whole multiple of $100,000 in excess thereof and; (ii) any LIBOR Rate Advance prepaid on any day other than the last day of the applicable LIBOR Interest Period must be accompanied by any amounts payable pursuant to
Section 3.4. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 3.4.

         (b) If on any Business Day the Allocated Facility Amount exceeds the then-current Borrowing Base Availability or the then current Aggregate Commitment, whether due to a new Appraisal of an Eligible Collateral Pool Asset or the failure of a Project to continue to qualify as an Eligible Collateral Pool Asset or otherwise, then, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to such excess no later than five (5) Business Days following written notice from the Administrative Agent to the Borrower thereof. The failure of the Borrower to make any prepayment as required under this subsection shall constitute a Default under this Agreement. Each prepayment required to be made under this subsection shall include any amounts payable pursuant to Section 3.4. Such prepayment shall be of applied first to Swingline Advances, then to Floating Rate Advances, and finally to LIBOR Rate Advances.

         (c) The Borrower shall have the right at any time and from time to time, on fifteen (15) Business Days prior written notice to the Administrative Agent, to obtain a release of any Collateral Pool Asset from the applicable Mortgage by repaying on the date of such release such amount as may be required to cause the Allocated Facility Amount to equal to the Borrowing Base Availability and for Borrower to provide the Compliance Certificate referenced below taking into account such release, provided (i) unless the Collateral Pool Asset being released, without regard to any other Collateral Pool Assets which are being simultaneously released, is a Community Center with an Appraised Value of less than $15,000,000, the Required Lenders, in their sole and absolute discretion, shall have approved the release of such Collateral Pool Asset, (ii) no Default has occurred and is continuing or shall occur upon the release of such Collateral Pool Asset, (iii) the Borrower has provided to the Administrative Agent a Compliance Certificate in the form of Exhibit B hereto signed by the chief financial officer or chief operating officer of the Borrower certifying to Borrower's continued compliance with all of the financial and other covenants under the Loan Documents after the removal of such Collateral Pool Asset, and (iv) the Borrower repays any amount of Advances so required for continued compliance prior to or simultaneously with the delivery of a release of the applicable Mortgage and related Security Documents. The Lenders hereby authorize the Administrative Agent to execute and deliver such a release of a Collateral Pool Asset and, if applicable, the release of the Subsidiary Guarantor owning such Collateral Pool Asset from the Subsidiary Guaranty provided that such Collateral Pool Asset was such Guarantor's only asset included in the Collateral Pool under this Agreement on their behalf when all of such conditions are satisfied.

         2.8 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each LIBOR Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") in the form attached as Exhibit G hereto (i) not later than 1:00 p.m. Cleveland time on the Business Day immediately preceding the Borrowing Date of each Floating Rate Advance, (ii) not later than noon Cleveland time, at least three (3) Business Days before the Borrowing Date for each LIBOR Rate Advance, and (iii) not later than noon Cleveland time on the same Business Day as the Borrowing Date for each Swingline Advance of:

                  (i) the Borrowing Date, which shall be a Business Day, of such Advance,

                  (ii)     the aggregate amount of such Advance,

                  (iii)    the Type of Advance selected, and

                  (iv) in the case of each LIBOR Rate Advance, the LIBOR Interest Period applicable thereto.

         Each Lender shall make available its Loan or Loans, in funds immediately available in Cleveland to the Administrative Agent at its address specified pursuant to Article XIII on each Borrowing Date not later than (i) 11:00 a.m. (Cleveland time), in the case of Floating Rate Advances which have been requested by a Borrowing Notice given to the Administrative Agent not later than 1:00 p.m. (Cleveland time) on the Business Day immediately preceding such Borrowing Date, or (ii) noon (Cleveland time) in the case of all other Advances. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         No Interest Period may end after the Facility Termination Date and, unless the Lenders otherwise agree in writing, in no event may there be more than six (6) different Interest Periods for LIBOR Rate Advances outstanding at any one time.

         2.9 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into LIBOR Rate Advances. Each LIBOR Rate Advance shall continue as a LIBOR Rate Advance until the end of the then applicable LIBOR Interest Period therefor, at which time such LIBOR Rate Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such LIBOR Interest Period, such LIBOR Rate Advance either continue as a LIBOR Rate Advance for the same or another Interest Period or be converted to an Advance of another Type. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any LIBOR Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance to a LIBOR Rate Advance or continuation of a LIBOR Rate Advance not later than 11:00 a.m. (Cleveland time), at least three Business Days, in the case of a conversion into or continuation of a LIBOR Rate Advance, prior to the date of the requested conversion or continuation, specifying:

                  (i) the requested date which shall be a Business Day, of such conversion or continuation;

                  (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

                  (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Rate Advance, the duration of the LIBOR Interest Period applicable thereto.

         2.10 Changes in Interest Rate, Etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Rate Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a LIBOR Rate Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each LIBOR Rate Advance shall bear interest from and including the first day of the LIBOR Interest Period applicable thereto to (but not including) the last day of such LIBOR Interest Period at the interest rate determined as applicable to such LIBOR Rate Advance.

         2.11 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a LIBOR Rate Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that the Default Rate shall apply, provided, however, that the Default Rate shall become applicable automatically if a Default occurs under Section 7.1 or 7.2, unless waived by the Required Lenders.

         2.12 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing at least three (3) Business Days in advance by the Administrative Agent to the Borrower, by noon (Cleveland time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders. As provided elsewhere herein, all Lenders' interests in the Advances and the Loan Documents shall be ratable undivided interests and none of such Lenders' interests shall have priority over the others. Each payment delivered to the Administrative Agent for the account of any Lender or amount to be applied or paid by the Administrative Agent to any Lender shall be paid promptly (on the same day as received by the Administrative Agent if received prior to noon (Cleveland time) on such day and otherwise on the next Business Day) by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. Payments received by the Administrative Agent but not timely funded to the Lenders shall bear interest payable by the Administrative Agent at the Federal Funds Effective Rate from the date due until the date paid. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with KeyBank for each payment of principal, interest and fees as it becomes due hereunder.

         2.13 Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on written notices made by any Authorized Officer and Borrower agrees to deliver promptly to the Administrative Agent such written notice. The Administrative Agent will at the request of the Borrower, from time to time, but not more often than monthly, provide notice of the amount of the outstanding Aggregate Commitment, the Type of Advance, and the applicable interest rate, if for a LIBOR Rate Advance. Upon a Lender's furnishing to Borrower an affidavit to such effect, if a Note is mutilated, destroyed, lost or stolen, Borrower shall deliver to such Lender, in substitution therefore, a new note containing the same terms and conditions as such Note being replaced.

         2.14 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, at maturity, whether by acceleration or otherwise, and upon any termination of the Aggregate Commitment in its entirety under Section 2.1 hereof. Interest and Unused Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Cleveland time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.15 Notification of Advances, Interest Rates and Prepayments. The Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder not later than the close of business on the Business Day such notice is received by the Administrative Agent. The Administrative Agent will notify each Lender of the interest rate applicable to each LIBOR Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate

         2.16 Swingline Advances. In addition to the other options available to the Borrower hereunder, the Swingline Commitment shall be available for Swingline Advances subject to the following terms and conditions. Swingline Advances shall be made available for same day borrowings provided that notice is given in accordance with Section 2.8 hereof. All Swingline Advances shall bear interest at the Floating Rate. In no event shall the Swingline Lender be required to fund a Swingline Advance if it would increase the total aggregate outstanding Loans by Swingline Lender hereunder plus its Percentage of Facility Letter of Credit Obligations to an amount in excess of the Swingline Lender's Commitment. No Swingline Advance may be made to repay a Swingline Advance, but Borrower may repay Swingline Advances from subsequent pro rata Advances hereunder. On the fifth (5th) Business Day after such a Swingline Advance was made, if such Swingline Advance has not been paid, each Lender irrevocably agrees to purchase its Percentage of any Swingline Advance made by the Swingline Lender regardless of whether the conditions for disbursement are satisfied at the time of such purchase, including the existence of a Default hereunder provided that Swingline Lender did not have actual knowledge of such Default at the time the Swingline Advance was made and provided further that no Lender shall be required to have total outstanding Loans plus its Percentage of Facility Letters of Credit exceed its Commitment. Such purchase shall take place on the date of the request by Swingline Lender so long as such request is made by noon (Cleveland time), and otherwise on the Business Day following such request. All requests for purchase shall be in writing. From and after the date it is so purchased, each such Swingline Advance shall, to the extent purchased, (i) be treated as a Loan made by the purchasing Lenders and not by the selling Lender for all purposes under this Agreement and the payment of the purchase price by a Lender shall be deemed to be the making of a Loan by such Lender and shall constitute outstanding principal under such Lender's Note, and (ii) shall no longer be considered a Swingline Advance except that all interest accruing on or attributable to such Swingline Advance for the period prior to the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the Swingline Lender and all such amounts accruing on or attributable to such Loans for the period from and after the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the purchasing Lenders. If prior to purchasing its Percentage of a Swingline Advance one of the events described in Section 7.7 shall have occurred and such event prevents the consummation of the purchase contemplated by preceding provisions, each Lender will purchase an undivided participating interest in the outstanding Swingline Advance in an amount equal to its Percentage of such Swingline Advance. From and after the date of each Lender's purchase of its participating interest in a Swingline Advance, if the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment was received by the Swingline Lender and is required to be returned to the Borrower, each Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it. If any Lender fails to so purchase its Percentage of any Swingline Advance, such Lender shall be deemed to be a Defaulting Lender hereunder.

         2.17 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice at least three (3) Business Days in advance to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18 Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the time at which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan. If such Lender so repays such amount and interest thereon to the Administrative Agent within one Business Day after such demand, all interest accruing on the Loan not funded by such Lender during such period shall be payable to such Lender when received from the Borrower.

         2.19 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender which (a) is not capable of receiving payments without any deduction or withholding of United States federal income tax pursuant to Section 3.5, or (b) cannot maintain its LIBOR Rate Loans at a suitable Lending Installation pursuant to Section 3.3, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any applicable legal or regulatory requirements affecting the Lenders, (ii) no Default or (after notice thereof to the Borrower) no Unmatured Default shall have occurred and be continuing at the time of such replacement,
(iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Sections 3.4 and 3.6 if any LIBOR Rate Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 12.3 (provided that the Borrower shall be obligated to pay the processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.5 and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

         2.20     Procedures for Addition of Collateral Pool Assets.

         (a) The Borrower may propose to include additional Projects as Collateral Pool Assets by sending written proposals for inclusion to the Administrative Agent along with (i) the items listed on Schedule 2, (ii) a request for Administrative Agent to order an Appraisal of the proposed additional Project and the other items, such as additional Security Documents, needed to finalize the addition of such Project to the Collateral Pool Assets as shown on Schedule 3, (iii) evidence that the qualifications required under the definition of "Eligible Collateral Pool Asset" are met, (iv) a request that the Required Lenders evaluate and approve the Appraisal and Appraised Value of such Project and (v) that the Required Lenders evaluate and approve the Project for inclusion in the Collateral. Items (i)-(iii) above shall be immediately forwarded to the Lenders by the Administrative Agent. Administrative Agent and the Lenders shall endeavor to utilize all of the due diligence reports obtained by Borrower from third-party providers and certified to the Lenders by the third-party providers and not require new reports (except for the Appraisals), but the Administrative Agent reserves the right to require independent reports if the Borrower's report was prepared by a third-party provider not reasonably satisfactory or if the Administrative Agent in good faith believe the report furnished contains an inaccuracy or is not current or is incomplete in any material respect. If all items required by Schedule 2 and the preceding sentence accompany or precede the written proposal, the written proposal shall so indicate. If all items required by Schedule 2 do not accompany or precede the written proposal, the Borrower shall accompany the last item required by
Schedule 2 with a letter notifying the Administrative Agent that it has completed delivery of all items required by Schedule 2. The relevant time periods for acceptance or rejection by the Administrative Agent and the Required Lenders shall commence upon the later of (1) receipt of the completed Appraisal by both the Administrative Agent and the Lenders and (2) receipt by the Administrative Agent of the proposal and all items required by Schedule 2. When both items (1) and (2) above have been delivered, the Administrative Agent shall immediately notify the Borrower and the relevant time periods for acceptance or rejection shall commence. For purposes of this Section 2.20, the Borrower may begin the process of including an additional Collateral Pool Asset if the Borrower has a binding contract to purchase such Project provided that the Borrower shall have consummated the purchase of such Project on or before the date such Project is included in the Collateral.

         (b) The Administrative Agent shall have fifteen (15) Business Days after the Administrative Agent has actually received the completed Appraisal as well as Borrower's proposal and all items set forth in Schedule 2 with respect to a proposed Collateral Pool Asset pursuant to this Section to notify the Borrower in writing as to whether the proposed Collateral Pool Asset is satisfactory to the Administrative Agent pursuant to Section 2.20(a) above. After such fifteen (15) Business Days period has lapsed, provided Borrower has not received any written notice from the Administrative Agent indicating whether the proposed Collateral Pool Asset is satisfactory, Borrower may provide a second notice to Administrative Agent requesting approval of such Collateral Pool Asset and conspicuously stating that failure to respond to such notice shall be deemed to be approval of such Collateral Pool Asset. The failure of the Administrative Agent to respond in writing to the Borrower's second notice within five (5) Business Days shall be deemed to be an approval that such proposed Collateral Pool Asset is satisfactory to the Administrative Agent. The Lenders shall have fifteen (15) Business Days after they have actually received the completed Appraisal and other documents to which they are entitled pursuant to Section 2.20(a) above (it being acknowledged that this period will run substantially concurrently with Administrative Agent's review period in light of Administrative Agent's obligation under Section 2.20(a) to immediately forward those items to the Lenders) to notify the Administrative Agent (who shall notify the Borrower after all responses from the Lenders are received or deemed received) as to (i) whether the Appraisal and Appraised Value are satisfactory, and (ii) whether the Project otherwise is approved as an Eligible Collateral Pool Asset. The failure of any Lender to respond to the Borrower's request within such fifteen Business Day period shall be deemed to be an approval of the Appraisal and consent to the inclusion of such Project in the Collateral. If the proposed Collateral Pool Asset is approved by the Administrative Agent and the Required Lenders to qualify for inclusion as an Eligible Collateral Pool Asset, and the Appraisal and Appraised Value are approved (or deemed approved) by the Required Lenders, that Project shall be automatically approved for inclusion in the Collateral without the need for any further approval by the other Lenders. Upon the approval by the Administrative Agent and the Required Lenders for inclusion of a Project in the Collateral and the satisfaction of all requirements listed in Schedule 3 with respect thereto, such Project shall be added to the Collateral as an Eligible Collateral Pool Asset and an Advance shall be made on the same date as a condition to the related increase in Borrowing Base Availability attributable thereto in an amount equal to the principal prepayment required under the KeyBank Acquisition Facility as a result thereof, provided that such Advance shall not exceed the amount of such increase in Borrowing Base Availability attributable to the addition of such Project to the Collateral. The Administrative Agent shall supply, at the written request of any Lender, copies of any of the documents described on Schedule 2 and 3 to such Lender.

         2.21 Usury . This Agreement and each Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                                   ARTICLE IIA

                          LETTER OF CREDIT SUBFACILITY

         2A.1     Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Issuing Bank hereby agrees to issue for the account of the Borrower, one or more Facility Letters of Credit in accordance with this Article IIA, from time to time during the period commencing on the Agreement Effective Date and ending on a date one Business Day prior to the Facility Termination Date.

         2A.2 Types and Amounts. The Issuing Bank shall not have any obligation to:

                           (i) issue any Facility Letter of Credit if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

                           (ii) issue any Facility Letter of Credit if, after giving effect thereto, (1) the then applicable Allocated Facility Amount would exceed the then current Aggregate Commitment, (2) the then applicable Allocated Facility Amount would exceed the then-current Borrowing Base Availability, or
                  (3) the Facility Letter of Credit Obligations would exceed the Facility Letter of Credit Sublimit; or

                           (iii) issue any Facility Letter of Credit having an expiration date, or containing automatic extension provision to extend such date, to a date beyond the Business Day immediately preceding the Facility Termination Date.

         2A.3     Conditions. In addition to being subject to the satisfaction of the conditions contained in Article IV hereof, the obligation of the Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

                           (i) the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents and materials as may be reasonably required pursuant to the terms of the proposed Facility Letter of Credit (it being understood that if any inconsistency exists between such documents and the Loan Documents, the terms of the Loan Documents shall control) and the proposed Facility Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content;

                           (ii) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the

                  Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter or Credit in particular; and

                           (iii)    there shall not exist any Default.

         2A.4     Procedure for Issuance of Facility Letters of Credit.

                  (a) Borrower shall give the Issuing Bank and the Administrative Agent at least three (3) Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a "Letter of Credit Request"), (and Administrative Agent shall, upon request by a Lender, provide a copy of such requested issuance of a Facility Letter of Credit) (i) immediately (A) of a telecopy of the written notice required hereunder which has been signed by an Authorized Officer, or (B) of a telex containing all information required to be contained in such written notice and
(ii) promptly (but in no event later than the requested date of issuance) of the written notice required hereunder containing the original signature of an authorized officer); such notice shall be irrevocable, except as provided in
Section 2A.4(b)(i) below, and shall specify:

         (1) the stated amount of the Facility Letter of Credit requested (which stated amount shall not be less than $50,000);

         (2) the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit (the "Issuance Date");

         (3) the date on which such requested Facility Letter of Credit is to expire (which day shall be a Business Day);

         (4) the purpose for which such Facility Letter of Credit is to be issued;

         (5) the Person for whose benefit the requested Facility Letter of Credit is to be issued; and

         (6) any special language required to be included in the Facility Letter of Credit.

At the time such request is made, the Borrower shall also provide the Administrative Agent and the Issuing Bank with a copy of the form of the Facility Letter of Credit that the Borrower is requesting be issued. Such notice, to be effective, must be received by such Issuing Bank and the Administrative Agent not later than noon (Cleveland time) on the last Business Day on which notice can be given under this Section 2A.4(a).

                  (b) Subject to the terms and conditions of this Article IIA and provided that the applicable conditions set forth in Article IV hereof have been satisfied, the Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Request and the Issuing Bank's usual and customary business practices unless the Issuing Bank has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit given not later than Business Day immediately preceding the Issuance Date, or (ii) written or telephonic notice from the Administrative Agent stating that the issuance of such Facility Letter of Credit would violate Section 2A.2.

                  (c) The Issuing Bank shall give the Administrative Agent (who shall promptly notify Lenders) and the Borrower written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the "Issuance Notice").

                  (d) The Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 2A.4 are met as though a new Facility Letter of Credit was being requested and issued.

         2A.5     Reimbursement Obligations; Duties of Issuing Bank.

                  (a) The Issuing Bank shall promptly notify the Borrower and the Administrative Agent (who shall promptly notify Lenders) of any draw under a Facility Letter of Credit. Any such draw shall not be deemed to be a default hereunder but shall constitute an Advance of the Facility in the amount of the Reimbursement Obligation with respect to such Facility Letter of Credit and shall bear interest from the date of the relevant drawing(s) under the pertinent Facility Letter of Credit at the Floating Rate Advance; provided that if a Default or an Unmatured Default regarding the non-payment of any monetary obligations to the Administrative Agent or the Lenders exists at the time of any such drawing(s), then the Borrower shall reimburse the Issuing Bank for drawings under a Facility Letter of Credit issued by the Issuing Bank no later than the next succeeding Business Day after the payment by the Issuing Bank and until repaid such Reimbursement Obligation shall bear interest at the Default Rate.

                  (b) Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuing Bank under any resulting liability to any Lender or, provided that such Issuing Bank has complied with the procedures specified in Section 2A.4 and such Lender has not given a notice contemplated by Section 2A.6(a) that continues in full force and effect, relieve that Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered in compliance, and that they appear to comply on their face, with the requirements of such Letter of Credit.

         2A.6     Participation.

                  (a) Immediately upon issuance by the Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in Section 2A.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse, representation or warranty, an undivided interest and participation equal to such Lender's Percentage in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and all related rights hereunder and under the Guaranty and other Loan Documents. Each Lender's obligation to make further Loans to Borrower (other than any payments such Lender is required to make under subparagraph (b) below) or to purchase an interest from the Issuing Bank in any subsequent Facility Letters of Credit issued by the Issuing Bank on behalf of Borrower shall be reduced by such Lender's Percentage of the undrawn portion of each Facility Letter of Credit outstanding.

                  (b) In the event that the Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuing Bank pursuant to Section 2A.7 hereof, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the

Administrative Agent for the account of the Issuing Bank the amount of such Lender's Percentage of the unreimbursed amount of such payment, and the Administrative Agent shall promptly pay such amount to the Issuing Bank. Lender's payments of its Percentage of such Reimbursement Obligation as aforesaid shall be deemed to be a Loan by such Lender and shall constitute outstanding principal under such Lender's Note. The failure of any Lender to make available to the Administrative Agent for the account of the Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made. Any Lender which fails to make any payment required pursuant to this Section 2A.6(b) shall be deemed to be a Defaulting Lender hereunder.

                  (c) Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, the Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender's Percentage thereof.

                  (d) Upon the request of the Administrative Agent or any Lender, the Issuing Bank shall furnish to such Administrative Agent or Lender copies of any Facility Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or Lender.

                  (e) The obligations of a Lender to make payments to the Administrative Agent for the account of the Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever other than a failure of any such Issuing Bank to comply with the terms of this Agreement relating to the issuance of such Facility Letter of Credit, and such payments shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

         2A.7     Payment of Reimbursement Obligations.

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of the Issuing Bank the amount of all Advances for Reimbursement Obligations, interest and other amounts payable to the Issuing Bank under or in connection with any Facility Letter of Credit when due, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person, under all circumstances, including without limitation any of the following circumstances:

                           (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                           (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of

                  Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Facility Letter of Credit);

                           (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

                           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                           (v)      the occurrence of any Default.

                  (b) In the event any payment by the Borrower received by the Issuing Bank or the Administrative Agent with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Administrative Agent or Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Administrative Agent, contribute such Lender's Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank or the Administrative Agent upon the amount required to be repaid by the Issuing Bank or the Administrative Agent.

         2A.8     Compensation for Facility Letters of Credit.

                  (a) The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders (including the Issuing Bank), based upon the Lenders' respective Percentages, a per annum fee (the "Facility Letter of Credit Fee") as a percentage of the face amount of each Facility Letter of Credit outstanding equal to the LIBOR Applicable Margin in effect from time to time while such Facility Letter of Credit is outstanding. The Facility Letter of Credit Fee relating to any Facility Letter of Credit shall accrue on a daily basis and shall be due and payable in arrears on the first Business Day of each calendar quarter following the issuance of such Facility Letter of Credit and, to the extent any such fees are then due and unpaid, on the Facility Termination Date or any other earlier date that the Obligations are due and payable in full. The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the other Lenders in accordance with their Percentages thereof. The Borrower shall not have any liability to any Lender for the failure of the Administrative Agent to promptly deliver funds to any such Lender and shall be deemed to have made all such payments on the date the respective payment is made by the Borrower to the Administrative Agent, provided such payment is received by the time specified in Section 2.12 hereof.

                  (b) The Issuing Bank also shall have the right to receive solely for its own account an issuance fee of one-eighth of one percent (0.125%) of the face amount of each Facility Letter of Credit, payable by the Borrower on the Issuance Date for each such Facility Letter of Credit and on the date of any increase therein or extension thereof. The Issuing Bank shall also be entitled to receive its reasonable out-of-pocket costs and the Issuing Bank's standard charges of issuing, amending and servicing Facility Letters of Credit and processing draws thereunder.

         2A.9     Letter of Credit Collateral Account. The Borrower hereby
agrees that it will immediately upon the occurrence of the Default, establish a special collateral account (the "Letter of

Credit Collateral Account") at the Administrative Agent's office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Letter of Credit Collateral Account shall hold the deposits the Borrower is required to make after a Default on account of any outstanding Facility Letters of Credit as described in Section 8.1. In addition to the foregoing, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in and to the Letter of Credit Collateral Account and any funds that may hereafter be on deposit in such account, including income earned thereon. The Lenders acknowledge and agree that the Borrower has no obligation to fund the Letter of Credit Collateral Account unless and until so required under Section 8.1 hereof.

                                  ARTICLE III

                             CHANGE IN CIRCUMSTANCES

         3.1 Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its LIBOR Rate Loans, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than the Reserve Requirement and any other reserves and assessments taken into account in determining the interest rate applicable to LIBOR Rate Advances), or

                  (iii) imposes any other condition the direct result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its LIBOR Rate Loans, or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its LIBOR Rate Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of LIBOR Rate Loans, by a material amount.

and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation, as the case may be, of making or maintaining its LIBOR Rate Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such LIBOR Rate Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

         3.2 Changes in Capital Adequacy Regulations. If a Lender in good faith determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as hereinafter defined), then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender in good faith determines is attributable to this Agreement, its outstanding credit exposure hereunder or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as hereinafter defined) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3 Availability of Types of Advances. If any Lender in good faith determines that maintenance of any of its LIBOR Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Administrative Agent shall, with written notice to Borrower, suspend the availability of the affected Type of Advance and require any LIBOR Rate Advances of the affected Type to be repaid; or if the Required Lenders in good faith determine that (i) deposits of a type or maturity appropriate to match fund LIBOR Rate Advances are not available, the Administrative Agent shall, with written notice to Borrower, suspend the availability of the affected Type of Advance with respect to any LIBOR Rate Advances made after the date of any such determination, or (ii) an interest rate applicable to a Type of Advance does not accurately reflect the cost of making a LIBOR Rate Advance of such Type, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, the Administrative Agent shall, with written notice to Borrower, suspend the availability of the affected Type of Advance with respect to any LIBOR Rate Advances made after the date of any such determination. If the Borrower is required to so repay a LIBOR Rate Advance, the Borrower may concurrently with such repayment borrow from the Lenders, in the amount of such repayment, a Loan bearing interest at the Floating Rate.

         3.4 Funding Indemnification. If any payment of a ratable LIBOR Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a ratable LIBOR Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders or as a result of unavailability pursuant to Section 3.3, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost (incurred or expected to be incurred) in liquidating or employing deposits acquired to fund or maintain the ratable LIBOR Rate Advance and shall pay all such losses or costs within fifteen (15) days after written demand therefor.

         3.5      Taxes.

                  (i) All payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may
         be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions,
         (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                  (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

                  (iii) The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.

                  (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the Agreement Execution Date, (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States.

                  (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate following receipt of such documentation.

                  (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement and any such Lender obligated to indemnify the Administrative Agent shall not be entitled to indemnification from the Borrower with respect to such amounts, whether pursuant to this Article or otherwise, except to ------- the extent the Borrower participated in the actions giving rise to such liability.

         3.6 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of LIBOR Rate Advances under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Sections 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Rate Loan shall be calculated as though each Lender funded its LIBOR Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1 Initial Advance. The Lenders shall not be required to make the initial Advance hereunder or issue the initial Facility Letter of Credit hereunder unless (a) the Borrower shall, prior to or concurrently with such initial Advance or issuance, have paid all fees due and payable to the Lenders and the Administrative Agent hereunder, and (b) the Borrower shall have furnished to the Administrative Agent, with sufficient copies for the Lenders, the following:

                  (i) The duly executed originals of the Loan Documents, including the Notes, payable to the order of each of the Lenders, this Agreement, the Guaranties, and all of the Security Documents;

                  (ii) (A) Certificates of good standing for the Borrower, the Parent Entities and each Guarantor, from the State of Delaware for the Borrower and the states of organization of each Guarantor, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date, and (B) foreign qualification certificates for the Borrower, the Parent Entities and each Guarantor, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date, for each other jurisdiction where the failure of the Borrower, such Parent Entity or such Guarantor to so qualify or be licensed (if required) would have a Material Adverse Effect;

                  (iii) Copies of the formation documents (including code of regulations, if appropriate) of the Borrower, the Parent Entities and the Guarantors, certified by an officer of the Borrower, such Parent Entity or such Guarantor, as appropriate, together with all amendments thereto;

                  (iv) Incumbency certificates, executed by officers of the Borrower, the Parent Entities and the Guarantors, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of such parities, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or any such Parent Entity or Guarantor;

                  (v) Copies, certified by a Secretary or an Assistant Secretary of the Borrower and each Guarantor, of the Board of Directors' resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the Advances provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Borrower, each Parent Entity and each Guarantor hereunder;

                  (vi) A written opinion of the Borrower's, Parent Entities and Guarantors' counsel, addressed to the Lenders in substantially the form of Exhibit F hereto or such other form as the Administrative Agent may reasonably approve;

                  (vii) A written opinion from counsel in the state where a Collateral Pool Asset is located, in form and substance satisfactory to Administrative Agent, as to the enforceability of such Mortgage encumbering such Collateral Pool Asset;

                  (viii) A certificate, signed by an Authorized Officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing, there has been no Material Adverse Effect, and that all representations and warranties of the Borrower are true and correct in all material respects as of the initial Borrowing Date provided that such certificate is in fact true and correct;

                  (ix) The most recent financial statements of the Borrower and the Parent Entities:

                  (x) UCC financing statement, judgment, and tax lien searches with respect to the Borrower from the state of its organization and the state in which its principal place of business is located;

                  (xi) Written money transfer instructions, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

                  (xii) A compliance certificate in the form of Exhibit B as of June 30, 2003, utilizing the new covenants established herein and executed by the Borrower's chief financial officer or chief operating officer;

                  (xiii) A fully executed copy of the Fee Letter between the Borrower and the Administrative Agent;

                  (xiv) Evidence that all upfront fees due to each of the Lenders under the terms of their respective commitment letters have been paid, or will be paid out of the proceeds of the initial Advance hereunder;

                  (xv)     There is no event of default under the Existing
         Agreement;

                  (xvi) The Administrative Agent shall have received a survey for each Initial Collateral Pool Asset certified as set forth in
         Schedule 9 attached hereto to the Administrative Agent and in a form satisfactory to counsel for the Administrative Agent;

                  (xvii) The Administrative Agent shall have received in respect of each Initial Collateral Pool Asset a title policy (or policies) complying with the requirements as set forth in Schedule 10 attached hereto , showing no exceptions to title other than those permitted under the Mortgages, except such as may be approved by the Administrative Agent, naming the Administrative Agent for the benefit of the Lenders as the insured under such policy and containing such "tie-in", revolving credit and other endorsements as may be available in the applicable jurisdiction and as the Administrative Agent may require. The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of any endorsements, and all charges for mortgage recording tax, if any, have been paid;

                  (xviii) If any portion of any buildings located on any Initial Collateral Pool Asset is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, the Administrative Agent shall have received
         (i) a policy of flood insurance which (A) covers any parcel of improved real property which is encumbered by any Mortgage and (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the Act, whichever is less, and (ii) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System. To the extent any Initial Collateral Pool Asset is not located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other agency, the certification of the survey of such Property to be delivered pursuant to clause (xvi) above shall include confirmation of such fact;

                  (xix) The Administrative Agent shall have received a copy of all recorded documents with respect to the Initial Collateral Pool Assets referred to, or listed as exceptions to title in, the title policy or policies referred to in Section 4.1(xvii) and a copy, certified by such parties as the Administrative Agent may deem appropriate, of all other documents materially affecting the Collateral Pool Asset covered by each Mortgage, including without limitation copies of any leases on any of such Projects;

                  (xx) The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower or any Guarantor used in connection with the Initial Collateral Pool Assets and the results of such search shall be satisfactory to the Administrative Agent;

                  (xxi) The Administrative Agent shall have received evidence in form and substance satisfactory to it that all of the requirements for insurance as set forth in Schedule 11 attached hereto shall have been satisfied;

                  (xxii) The Administrative Agent shall have received current Appraisals which shall indicate the Collateral Pool Asset Value for each of the Initial Collateral Pool Assets;

                  (xxiii) The Administrative Agent shall have received, at the Borrower's expense, of a detailed engineer's report on the condition of the improvements upon each Initial Collateral Pool Asset prepared by a consultant acceptable to the Administrative Agent;

                  (xxiv) The Administrative Agent shall have received, at the Borrower's expense, a detailed report and certification (or updated report and recertification) for each Initial Collateral Pool Asset prepared by a consultant acceptable to Administrative Agent, which shall include, inter alia, a certification that such consultant has obtained and examined the list of prior owners and tenants, and has made an on site physical examination of the relevant Project and improvements thereon, and a visual observation of the surrounding areas, and disclosing the extent of past or present Materials of Environmental Concern activities or the presence of Materials of Environmental Concern;

                  (xxv) The Administrative Agent shall have received tenant estoppel certificates and subordination, non-disturbance and attornment agreement in form and substance acceptable to the Administrative Agent from each Major Tenant at an Initial Collateral Pool Asset, unless otherwise waived by Administrative Agent; and

                  (xxvi) Such other documents as the Administrative Agent or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel.

         4.2 Each Advance. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

                  (i)      There exists no Default or Unmatured Default;

                  (ii)     The representations and warranties contained in
         Article V are true and correct as of such Borrowing Date with respect to the Loan Parties in existence on such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

                  (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

         Each Borrowing Notice and each Letter of Credit Request with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed Compliance Certificate in substantially the same form of the Certificate attached as Exhibit B.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that:

         5.1 Existence. Borrower is a limited partnership duly organized and validly existing under the laws of the State of Delaware, with its principal place of business in Columbus, Ohio and is duly qualified as a foreign limited partnership, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect. Each of the Parent Entities and Borrower's Subsidiaries are duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and have all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect.

         5.2 Authorization and Validity. The Borrower has the limited partnership power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper limited partnership proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3 No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, the Parent Entities, or any of Borrower's Subsidiaries or the

Borrower's, Parent Entities' or any Subsidiary's articles of incorporation, operating agreements, partnership agreement, or by-laws, or the provisions of any indenture, instrument or agreement to which the Borrower, the Parent Entities or any of Borrower's Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower, Parent Entity or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than the filing of a copy of this Agreement.

         5.4 Financial Statements; Material Adverse Effect. All consolidated financial statements of the Loan Parties heretofore or hereafter delivered to the Lenders were prepared in accordance with GAAP in effect on the preparation date of such statements and fairly present in all material respects the consolidated financial condition and operations of the Loan Parties at such date and the consolidated results of their operations for the period then ended, subject, in the case of interim financial statements, to normal and customary year-end adjustments. From the preparation date of the most recent financial statements delivered to the Lenders through the Agreement Execution Date, there was no change in the business, properties, or condition (financial or otherwise) of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.5 Taxes. The Loan Parties have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.6 Litigation and Guarantee Obligations. Except as set forth on
Schedule 5 hereto or as set forth in written notice to the Administrative Agent from time to time, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Loan Parties which could reasonably be expected to have a Material Adverse Effect. The Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.1 or as set forth in written notices to the Administrative Agent given from time to time after the Agreement Execution Date on or about the date such material contingent obligations are incurred.

         5.7 Subsidiaries. Schedule 12 hereto contains, an accurate list of all Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation or formation and the percentage of their respective capital stock or partnership or membership interest owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries that are corporations have been duly authorized and issued and are fully paid and non-assessable.

         5.8 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.9 Accuracy of Information. No information, exhibit or report furnished by the Loan Parties to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.10 Regulation U. The Borrower has not used the proceeds of any Advance to buy or carry any margin stock (as defined in Regulation U) in violation of the terms of this Agreement.

         5.11 Material Agreements. Neither the Borrower, nor the Parent Entities, nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower, nor the Parent Entities nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness, which default would constitute a Default hereunder.

         5.12 Compliance With Laws. The Borrower has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any non-compliance which would not have a Material Adverse Effect. The Loan Parties have not received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

         5.13 Ownership of Projects. Except as set forth on Schedule 4 hereto, on the date of this Agreement, the Borrower will have good and marketable title, free of all Liens other than those permitted by Section 6.16, to all of the Projects reflected in the financial statements as owned by it.

         5.14 Investment Company Act. Neither the Borrower, nor the Parent Entities, nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.15 Public Utility Holding Company Act. Neither the Borrower, nor the Parent Entities, nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.16 Solvency.

                  (i) Immediately after the Agreement Execution Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the

         Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                  (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         5.17 Insurance. The Loan Parties carry insurance on their Projects with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Projects in localities where the Borrower and its Subsidiaries operate, including, without limitation:

                  (i) Property and casualty insurance (including coverage for flood and other water damage for any Project located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Project (to the extent replacement cost insurance is maintained by companies engaged in similar business and owning similar properties);

                  (ii) Builder's risk insurance for any Project under construction in the amount of the construction cost of such Project;

                  (iii) Loss of rental income insurance in the amount not less than one year's gross revenues from the Projects; and

                  (iv) Comprehensive general liability insurance in the amount of $20,000,000 per occurrence.

         The Administrative Agent has reviewed the insurance certificates provided pursuant to Section 4.1(xxi) and confirms that they are acceptable in their current form.

         5.18 REIT Status. Glimcher Realty Trust is qualified as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of the Borrower as a real estate investment trust.

         5.19 Title to Property. The execution, delivery or performance of the Loan Documents required to be delivered by the Borrower hereunder will not result in the creation of any Lien on the Projects of the Consolidated Group other than those interests intended to secure the Obligations. No consent to the transactions contemplated hereunder is required from any ground lessor or mortgagee or beneficiary under a deed of trust or any other party except as has been delivered to the Lenders.

         5.20 Environmental Matters. Each of the following representations and warranties is true and correct on and as of the Agreement Execution Date except as disclosed on Schedule 6 attached hereto and to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) To the best knowledge of the Borrower, the Collateral Pool Assets of the Borrower and its Subsidiaries do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws.

                  (b) To the best knowledge of the Borrower, with respect to all Projects owned by the Borrower and/or its Subsidiaries (x) for at least two (2) years, have in the last two years, or (y) for less than two (2) years, have for such period of ownership, been in compliance in all material respects with all applicable Environmental Laws.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Projects of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects of the Borrower and its Subsidiaries in violation of, or in a manner that could give rise to liability of the Borrower or any Subsidiary under, any applicable Environmental Laws.

                  (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or, to the Borrower's knowledge, will be named as a party with respect to the Projects of the Borrower and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Projects of the Borrower and its Subsidiaries.

                  (f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of the Borrower and its Subsidiaries, or arising from or related to the operations of the Borrower and its Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         5.21 Collateral Pool Assets.

                  (a) Each of the representations and warranties made by each Loan Party in its Security Documents with respect to any Collateral Pool Asset is true and correct in all material respects.

                  (b) No Collateral Pool Asset is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, the Borrower has obtained and will maintain through the Facility Termination Date the insurance prescribed in Section 4.1(xviii) hereof.

                  (c) To the Borrower's knowledge, each Collateral Pool Asset and the present use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon adjoining or other properties), building codes, land use and Environmental Laws, and other similar laws ("Applicable Laws").

                  (d) Each Collateral Pool Asset is served by all utilities required for the current or contemplated use thereof. Each Collateral Pool Asset has accepted or is equipped to accept such utility service.

                  (e) All public roads and streets necessary for service of and access to each Collateral Pool Asset for the current or contemplated use thereof have been completed, and are open for use by the public.

                  (f) Each Collateral Pool Asset is served by public water and sewer systems or, if a Collateral Pool Asset is not serviced by a public water and sewer system, the alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise comply in all material respects with, all Applicable Laws with respect to such alternate systems.

                  (g) Except as may be disclosed in the reports delivered to Administrative Agent pursuant to Section 4.1 hereof, Borrower is not aware of any latent or patent structural or other significant deficiency of any Collateral Pool Asset. Each Collateral Pool Asset is free of damage and waste that would materially and adversely affect the value of such Collateral Pool Asset, is in good repair and there is no deferred maintenance other than ordinary wear and tear. Each Collateral Pool Asset is free from damage caused by fire or other casualty. There is no pending or, to the actual knowledge of Borrower, threatened condemnation proceedings affecting any Collateral Pool Asset, or any material part thereof.

                  (h) To Borrower's knowledge, except as may be disclosed in the reports delivered to Administrative Agent pursuant to Section 4.1 hereof, all liquid and solid waste disposal, septic and sewer systems located on each and every Collateral Pool Asset are in a good and safe condition and repair and to Borrower's knowledge, in material compliance with all Applicable Laws with respect to such systems.

                  (i) All improvements on each Collateral Pool Asset lie within the boundaries and building restrictions of the legal description of record of such Collateral Pool Asset, no improvements encroach upon easements benefiting any Collateral Pool Asset other than encroachments that do not materially adversely affect the use or occupancy of a Collateral Pool Asset and no improvements on adjoining properties encroach upon any Collateral Pool Asset or easements benefiting any Collateral Pool Asset other than encroachments that do not materially adversely affect the use or occupancy of a Collateral Pool Asset. Each Collateral Pool Asset is served by roads which are located either on permanent easements that benefit all or part of such

         Collateral Pool Asset or on public property and each Collateral Pool Asset has access to, by virtue of such easements or otherwise, and is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

                  (j) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting any Collateral Pool Asset except to the extent such items are being contested in good faith and as to which adequate reserves have been provided.

                  (k) Each Collateral Pool Asset conforms to all requirements for an Eligible Collateral Pool Property.

                  A breach of any of the representations and warranties contained in this Section 5.21 in any material respect with respect to a Project shall disqualify such Project from being a Collateral Pool Asset for so long as such breach continues (unless otherwise approved by the Required Lenders) but shall not constitute a Default (unless the elimination of such Project as a Collateral Pool Asset results in a Default under one of the other provisions of this Agreement).

Borrower agrees that all of its representations and warranties set forth in
Article V of this Agreement and elsewhere in this Agreement are true on the Agreement Effective Date, and will be true on each Effective Date in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Required Lenders), and will be true in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Required Lenders) upon each request for disbursement of an Advance. Each request for disbursement hereunder shall constitute a reaffirmation of such representations and warranties as deemed modified in accordance with the disclosures made and approved, as aforesaid, as of the date of such request and disbursement.

         5.22 Office of Foreign Asset Control. Borrower and any Guarantor are not (and will not be) a person with whom any Lender is restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury of the United States of America (including, those Persons named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not knowingly engage in any dealings or transactions or otherwise be associated with such persons. In addition, Borrower hereby agrees to provide to any Lender with any additional information that any Lender deems necessary from time to time in order to ensure compliance with all applicable Laws concerning money laundering and similar activities.

                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1 Financial Reporting. The Borrower will maintain, for the Consolidated Group, a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent and the Lenders:

                  (i) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, other than the fourth quarter, for the Consolidated Group, an unaudited consolidated and consolidating balance sheet as of the close of each such period and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Consolidated Group for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by the Borrower's chief financial officer or chief accounting officer;

                  (ii) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, other than the fourth quarter, for the Consolidated Group, the following reports in form and substance reasonably satisfactory to the Administrative Agent, all certified by the Borrower's chief financial officer or chief accounting officer: a statement of Funds From Operations, an operating statement for each individual Collateral Pool Asset, a statement detailing Consolidated Outstanding Indebtedness and Adjusted Annual EBITDA, a listing of capital expenditures, a rent roll, and such other information on all Collateral Pool Assets as may be reasonably requested by the Administrative Agent;

                  (iii) As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the Consolidated Group, audited financial statements, including a consolidated and consolidating balance sheet as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, prepared by independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent;

                  (iv) Together with the quarterly and annual financial statements required hereunder, a compliance certificate in substantially the form of Exhibit B hereto signed by the Borrower's chief financial officer, chief accounting officer or chief operating officer showing the calculations and computations necessary to determine compliance with this Agreement and stating that, to such officer's knowledge, no Default or Unmatured Default exists, or if, to such officer's knowledge, any Default or Unmatured Default exists, stating the nature and status thereof;

                  (v) As soon as possible and in any event within 10 days after a responsible officer of the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

                  (vi) As soon as possible and in any event within 10 days after receipt by a responsible officer of the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any Material of Environmental Concern into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in the case of either (a) or (b) could have a Material Adverse Effect;

                  (vii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished; and

                  (viii) Such other information (including, without limitation, financial statements for the Borrower and non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

         6.2 Use of Proceeds. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Advances to finance the Borrower's renovation and expansion of Projects, development of Projects, acquisition of Projects, tenant improvements, repayment of Indebtedness, to provide working capital and for general partnership purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances (i) to purchase or carry any "margin stock" (as defined in Regulation U) if such usage could constitute a violation of Regulation U by any Lender, (ii) to fund any purchase of, or offer for, a controlling portion of the Capital Stock of any Person, unless the board of directors or other manager of such Person has consented to such offer, or (iii) to make any Acquisition other than a Permitted Acquisition.

         6.3 Notice of Default. The Borrower will give, and will cause each of its Subsidiaries to give, prompt notice in writing to the Administrative Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4 Conduct of Business. The Borrower will do, and will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, limited liability company general partnership or limited partnership, as the case may be, in its jurisdiction of incorporation/formation (except with respect to mergers permitted pursuant to Section 6.12 and Permitted Acquisitions) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct their businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect and, specifically, neither the Borrower nor its Subsidiaries may undertake any business other than the acquisition, development, ownership, management, operation and leasing of retail, office or industrial properties, and ancillary businesses specifically related to such types of properties.

         6.5 Taxes. The Borrower will pay, and will cause each of its Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon them of their income, profits or Projects, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         6.6 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance which is consistent with the representation contained in Section 5.17 on all their Property and the Borrower will furnish to any Lender upon reasonable request full information as to the insurance carried.

         6.7 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject, the violation of which could reasonably be expected to have a Material Adverse Effect.

         6.8 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiary Guarantors to, do all things necessary to maintain, preserve, protect and keep their respective Collateral Pool Assets, reasonably necessary for the continuous operation of the Collateral Pool Assets, in good repair, working order and condition, ordinary wear and tear excepted.

         6.9 Inspection. The Borrower will, and will cause each of its Subsidiaries to, permit the Lenders upon reasonable notice and during normal business hours and subject to rights of tenants, by their respective representatives and agents, to inspect any of the Projects, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with officers thereof, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

         6.10 Maintenance of Status. The Borrower shall cause Glimcher Realty Trust to at all times maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code relating to such status.

         6.11 Dividends. The Parent Entities and the Borrower and its Subsidiaries shall be permitted to declare and pay dividends on their Capital Stock from time to time, provided, however, that in no event shall any Parent Entity or the Borrower declare or pay dividends on its Capital Stock or make distributions with respect thereto to (other than the declaration and payment of Preferred Dividends), if such dividends and distributions paid on account of the then-current fiscal quarter and the three immediately preceding fiscal quarters, in the aggregate for such period, would exceed 95% of Adjusted Funds From Operations of the Consolidated Group for such period. Notwithstanding the foregoing, the Parent Entities and the Borrower shall be permitted at all times to distribute whatever amount of dividends is necessary to maintain the tax status of Glimcher Realty Trust as a real estate investment trust.

         6.12 No Change in Control. The Borrower will not, nor will it permit the Parent Entities to undergo a Change in Control.

         6.13 Delivery of Subsidiary Guaranties. The Borrower shall cause each of its Subsidiaries that owns an Initial Collateral Pool Asset to execute and deliver to the Administrative Agent the Subsidiary Guaranty as required under
Article IV above. As a condition to the addition of any Project as an Eligible Collateral Pool Asset hereafter the Borrower shall cause the Subsidiary owning such Project to execute and deliver to the Administrative Agent a joinder in the Subsidiary Guaranty, together with supporting organizational and authority documents and opinions similar to those provided with respect to the Borrower and the initial Guarantors under Section 4.1 hereof.

         6.14 Intentionally Omitted.

         6.15 Acquisitions and Investments. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

                  (i) Cash and Cash Equivalents;

                  (ii) Investments in existing Subsidiaries, Investments in Subsidiaries formed for the purpose of developing or acquiring Projects, Investments in joint ventures and partnerships engaged solely in the business of purchasing, developing, owning, operating, leasing and managing retail properties, and Investments in existence on the date hereof and described in Schedule 1 hereto;

                  (iii) transactions permitted pursuant to Section 6.23;

                  (iv) Acquisitions of Persons whose primary operations consist of the ownership, development, operation and management of retail properties; and

                  (v) Equity interests in tenants obtained in connection with tenant work-outs, not to exceed $5,000,000 in the aggregate;

provided that, after giving effect to such Acquisitions and Investments, Borrower continues to comply with all its covenants herein. Acquisitions permitted pursuant to this Section 6.15 shall be deemed to be "Permitted Acquisitions".

         6.16 Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

                  (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (iii) Liens arising out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                  (iv) Easements, restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material and adverse way affect the marketability of the same or materially and adversely interfere with the use thereof in the business of the Borrower or its Subsidiaries;

                  (v) Liens on Projects to secure any Indebtedness permitted hereunder to the extent such Liens (i) constitute a first priority Lien on a Project or a second priority Lien on the same Project, but only to the extent created simultaneously with a first priority Lien thereon, and (ii) will not result in a Default in any of Borrower's covenants herein.

Liens permitted pursuant to this Section 6.16 shall be deemed to be "Permitted Liens".

         6.17 Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate which is not a member of the Consolidated Group except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         6.18 Intentionally Omitted.

         6.19 Variable Interest Indebtedness. The Borrower shall not at any time permit the outstanding principal balance of any Consolidated Outstanding Indebtedness which bears interest at an interest rate that is not fixed through the maturity date of such Indebtedness to exceed fifteen percent (15%) of Total Asset Value, unless all of such Indebtedness in excess of such amount is subject to a Rate Management Transaction approved by the Administrative Agent that effectively converts the interest rate on such excess to a fixed rate.

         6.20 Consolidated Net Worth. The Consolidated Group shall maintain a Consolidated Net Worth of not less than $725,000,000 plus eighty-five percent (85%) of the equity contributions or sales of treasury stock received by the Borrower or any Parent Entity after the Agreement Execution Date.

         6.21 Indebtedness and Cash Flow Covenants. The Borrower shall not permit:

                  (i) The Recourse Indebtedness of the Consolidated Group to be greater than fifteen percent (15%) of Total Asset Value at any time;

                  (ii) Adjusted Annual EBITDA to be less than 1.65 times Consolidated Debt Service at any time;

                  (iii) Adjusted Annual EBITDA to be less than 1.50 times Fixed Charges at any time; or

                  (iv) Consolidated Outstanding Indebtedness to be more than sixty-five percent (65%) of Total Asset Value at any time.

         6.22 Environmental Matters. Borrower and its Subsidiaries shall:

                  (a) Comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect; provided that in no event shall the Borrower or its Subsidiaries be required to modify the terms of leases, or renewals thereof, with existing tenants
         (i) at Projects owned by the Borrower or its Subsidiaries as of the date hereof, or (ii) at Projects hereafter acquired by the Borrower or its Subsidiaries as of the date of such acquisition, to add provisions to such effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (ii) the Borrower has determined in good faith that contesting the same is not in the best interests of the Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

                  (c) Defend, indemnify and hold harmless Administrative Agent and each Lender, and their respective officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

         6.23 Permitted Investments.

                  (a) The Consolidated Group's Investment in Unimproved Land shall not at any time exceed five percent (5%) of Total Asset Value.

                  (b) The Consolidated Group's Investment in First Mortgage Receivables (with each asset valued at the lower of its acquisition cost and its fair market value) shall not at any time exceed five percent (5%) of Total Asset Value.

                  (c) The Consolidated Group's aggregate Investment in (i) Investment Affiliates and (ii) any entity which is not a Wholly-Owned Subsidiary (valued at the greater of the cash investment in that entity by Borrower or the portion of Total Asset Value attributable to such entity or its assets as the case may be) shall not at any time exceed fifteen percent (15%) of Total Asset Value.

                  (d) The Consolidated Group's Investment in Construction in Progress (with each asset valued at the lower of its acquisition cost and its fair market value) shall not at any time exceed twenty percent (20%) of Total Asset Value.

                  (e) The Consolidated Group's aggregate Investment in the above items (a)-(d) in the aggregate shall not at any time exceed twenty-five (25%) of Total Asset Value.

         6.24 Limitation on Unsecured Indebtedness. The Consolidated Group shall not at any time permit that portion of the Consolidated Outstanding Indebtedness which is not secured by trust deeds or mortgages on Projects (excluding any Indebtedness outstanding under the KeyBank Acquisition Facility) to exceed $25,000,000, provided that Capitalized Leases shall be excluded from Consolidated Outstanding Indebtedness for purposes of this Section 6.24 to the extent that the amount so excluded on account of Capitalized Leases does not exceed $18,000,000, in the aggregate.

         6.25 Encumbrances. The Borrower will not allow, or permit any member of the Consolidated Group to allow, its direct or indirect ownership interests in any other member of the Consolidated Group or any Investment Affiliate to be encumbered to secure any Indebtedness, other than pursuant to existing encumbrances set forth on Schedule 8 attached hereto.

         6.26 Approval of Leases. Enter into any lease for more than 10,000 square feet of gross leaseable area at any Eligible Collateral Pool Asset without the prior written consent of the Administrative Agent, which consent shall be given within ten (10) business days after Administrative Agent's receipt of a request for consent, or if not given in such time period, shall be deemed approved.

                                   ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1 Nonpayment of any principal payment due hereunder or under any Note when due.

         7.2 Nonpayment of interest upon any Note or of any fee or other payment Obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

         7.3 The breach of any of the terms or provisions of Sections 6.2, 6.10, 6.11, 6.12, 6.13, 6.16(v), 6.21, and 6.23 through 6.25.

         7.4 Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, or any material certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.5 The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2, 7.3 or 7.4) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Administrative Agent or any Lender.

         7.6 Failure of any member of the Consolidated Group to pay when due (i) any Indebtedness which is outstanding under the KeyBank Acquisition Facility or
(ii) any other Recourse Indebtedness in excess of $15,000,000 in the aggregate (the Indebtedness in clauses (i) and (ii) being referred to herein collectively, "Material Indebtedness") or the default any member of the Consolidated Group in the performance of any term, provision or condition contained in any agreement, or any other event shall occur or condition exist, which in either case causes any such Material Indebtedness to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

         7.7 Any member of the Consolidated Group shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.7, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.8 or (vii) admit in writing its inability to pay its debts generally as they become due.

         7.8 A receiver, trustee, examiner, liquidator or similar official shall be appointed for any member of the Consolidated Group or for any Substantial Portion of the Property of any member of the Consolidated Group or a proceeding described in Section 7.7(iv) shall be instituted against any member of the Consolidated Group and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

         7.9 Any member of the Consolidated Group shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against any member of the Consolidated Group would exceed $25,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith.

         7.10 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $500,000 per annum.

         7.11 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $500,000.

         7.12 Failure to remediate within the time period permitted by law or governmental order, after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), material environmental problems at Properties owned by the Borrower or any of its Subsidiaries or Investment Affiliates whose aggregate book values are in excess of $5,000,000.

         7.13 The occurrence of any "Default" as defined in any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

         7.14 The attempted revocation, challenge, disavowment, or termination by the Borrower, a Parent Entity or a Guarantor of any of the Loan Documents.

         7.15 Any Change of Control shall occur.

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

         7.16 Either the Borrower or any Parent Entity, without obtaining consent of the Required Lenders, shall enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or substantially all of their Properties, unless (a) in the case of a merger or consolidation the Borrower or such Parent Entity is the surviving entity in such merger or consolidation and (b) after giving effect to the merger, the Borrower remains in compliance with the terms of the Credit Agreement, provided that any such action shall not constitute a Default unless the Borrower shall fail to reverse such action within sixty (60) days after written notice from the Administrative Agent that such action constitutes a Default hereunder.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1 Acceleration. If any Default described in Section 7.7 or 7.8 occurs with respect to the Borrower, the obligations of the Lenders to make Loans and hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, so long as a Default exists Lenders shall have no obligation to make any Loans and the Required Lenders, at any time prior to the date that such Default has been fully cured, may permanently terminate the obligations of the Lenders to make Loans hereunder and declare the Obligations to be due and payable, or both, whereupon if the Required Lenders elected to accelerate (i) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (ii) if any automatic or optional acceleration has occurred, the Administrative Agent, as directed by the Required Lenders (or if no such direction is given within 30 days after a request for direction, as the Administrative Agent deems in the best interests of the Lenders, in its sole discretion), shall use its good faith efforts to collect, including without limitation, by filing and diligently pursuing judicial action, all amounts owed by the Borrower and any Guarantor under the Loan Documents.

         In addition to the foregoing, following the occurrence of a Default and so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Required Lenders the Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto. The Borrower shall have no control over funds in the Letter of Credit Collateral Account and shall not be entitled to receive any interest thereon. Such funds shall be promptly applied by the Administrative Agent to reimburse the Issuing Bank for drafts drawn from time to time under the Facility Letters of Credit and associated issuance costs and fees. Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Obligations in full shall, unless the Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

         If, within 10 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.7 or 7.8 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, all of the Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

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

         8.2 Amendments. Subject to the provisions of this Article VIII the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement or waiver shall, without the consent of all Lenders:

                  (i) Extend the Facility Termination Date, or forgive all or any portion of the principal amount of any Loan or accrued interest thereon or the Unused Fee, reduce the Applicable Margins (or modify any definition herein which would have the effect of reducing the Applicable Margins) or the underlying interest rate options or extend the time of payment of any such principal, interest or facility fees.

                  (ii) release any Parent Entity or any Subsidiary Guarantor (other than a Subsidiary Guarantor that no longer owns a Collateral Pool Asset) from the Guaranty or the Subsidiary Guaranty, as the case may be.

                  (iii) Reduce the percentage specified in the definition of Required Lenders.

                  (iv) Increase the Aggregate Commitment beyond $150,000,000.

                  (v) Permit the Borrower to assign its rights under this Agreement.

                  (vi) Amend Sections 8.1, 8.2 , 8.4 or 11.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.

         8.3 Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

         8.4 Foreclosure. The Lenders hereby agree to the following in the event of foreclosure under any of the Mortgages or any other attempt at realization of the security thereunder:

                  (a) To subscribe to and accept its Percentage of the ownership interests in any entity organized to hold title to the Collateral Pool Assets and that the nature of such entity shall be determined by the Required Lenders, subject to each Lender's right to hold its interests in such entity in, and assign such interests to, any affiliate of such Lender or any other entity required by laws or regulations governing such Lender. The Administrative Agent is hereby authorized to act for and on behalf of the Lenders in all day-to-day matters with respect to the exercise of

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

         rights described herein such as the supervision of attorneys, accountants, appraisers or others acting for the benefit of all of the Lenders in connection with litigation, foreclosure or realization of all or any security given as Collateral for the Obligations or other similar actions.

                  (b) If the Lenders acquire the Collateral Pool Assets either by foreclosure or deed in lieu of foreclosure, to negotiate in good faith to reach agreement in writing relating to the ownership, operation, maintenance, marketing and sale of such Collateral Pool Assets and that such agreement shall be consistent with the following:

                           (i) The Collateral Pool Assets will not be held as a
                  long-term investment but will be marketed in an attempt to sell them in a time period consistent with the regulations applicable to national banks for owning real estate. Current appraisals of the Collateral Properties shall be obtained by the Administrative Agent from time to time during the ownership period at Lenders' expense (without diminishing or releasing any obligation of the Borrower to pay for such costs) and an appraised value shall be established and updated from time to time based on such appraisals.

                           (ii) Certain decision making with respect to the
                  day-to-day operations of the Properties will be delegated to management and leasing agents. All agreements with such management and leasing agents will be subject to the approval of the Required Lenders. The day-to-day supervision of such agents shall be done by the Administrative Agent.

                           (iii) Except as provided in the following sentences,
                  all decisions as to whether to sell the Collateral Pool Assets shall be subject to the approval of all the Lenders. Notwithstanding the foregoing, the Lenders agree that if the Administrative Agent receives a bona fide "all cash" offer from an entity not affiliated with the Borrower or any Lender for the purchase of any of the Collateral Pool Assets and such offer equals or exceeds ninety percent (90%) of the most recent Appraised Value of such Collateral Pool Asset as established by an Appraisal prepared in accordance with the standards established in this Agreement that has been completed within six months of such offer, then the Administrative Agent shall give written notice of such offer to the Lenders and request their approval for sale at such a price. If the Required Lenders approve of such a sale (or are deemed to approve of such a sale) then the Administrative Agent, acting on behalf of the Lenders, is irrevocably authorized to accept such offer.

                           (iv) All expenses incurred by the Administrative
                  Agent and Lenders in connection with the ownership, operation, maintenance, marketing and sale of the Collateral Pool Assets shall be allocated among the Lenders pro rata in accordance with their respective Percentages.

                           (v) All expenditures and other actions taken with
                  respect to the Collateral Pool Assets shall at all times be subject to the regulations and requirements pertaining to national banks applicable thereto. Without limiting the generality of the foregoing, all necessary approvals from regulatory authorities in connection with any expenditure of funds by the Lenders shall be a condition to such expenditure.

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

         8.5 Insolvency of Borrower. In the event of the insolvency of the Borrower, the Lenders shall have no obligation to make further disbursements of the Facility, and the outstanding principal balance of the Facility, including accrued and unpaid interest thereon, shall be immediately due and payable.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

         9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3 Intentionally Omitted.

         9.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior commitments, agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

         9.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         9.7 Expenses; Indemnification. The Borrower shall reimburse the Administrative Agent for any costs, and out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and fees and reasonable expenses for attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the amendment, modification, and enforcement of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including, without limitation, all fees and reasonable expenses for attorneys for the Administrative Agent and the Lenders, which attorneys may be employees of the Administrative Agent or the Lenders) paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout). The Borrower further agrees to indemnify the Administrative Agent, each Lender and their Affiliates, and their directors and officers against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable fees and reasonable expenses for attorneys of the indemnified parties, all reasonable expenses of litigation or preparation therefor whether or not the

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

Administrative Agent, or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Projects, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         9.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         9.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

         9.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.11 Nonliability of Lenders. The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other, shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         9.12 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF OHIO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         9.13 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR OHIO STATE COURT SITTING IN CLEVELAND IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF,

RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CLEVELAND, OHIO.

         9.14 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

         10.1 Appointment. KeyBank National Association, is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Ohio Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

         10.3 General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for (i) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct; or
(ii) any determination by the Administrative Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances and Commitments hereunder to be classified as being part of a "highly leveraged transaction".

         10.4 No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan

Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (v) the value, sufficiency, creation, perfection, or priority of any interest in any collateral security; or (vi) the financial condition of the Borrower or any Guarantor. Except as otherwise specifically provided herein, the Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

         10.5 Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the required percentage of the Lenders needed to take such action or refrain from taking such action, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6 Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         10.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         10.8 Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including without limitation, for any such amounts incurred by or asserted against the Administrative

Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct or a breach of the Administrative Agent's express obligations and undertakings to the Lenders. The obligations of the Lenders and the Administrative Agent under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9 Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.11 Successor Administrative Agent. Except as otherwise provided below, KeyBank National Association shall at all times serve as the Administrative Agent during the term of this Facility. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent. If the Administrative Agent has been grossly negligent in the performance of its obligations hereunder, the Administrative Agent may be removed at any time by written notice received by the Administrative Agent from all other Lenders, such removal to be effective on the date specified by the other Lenders. Upon any such resignation or removal, the Required Lenders shall appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent shall appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this

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Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

         10.12 Notice of Defaults. If a Lender becomes aware of a Default or Unmatured Default, such Lender shall notify the Administrative Agent of such fact provided that the failure to give such notice shall not create liability on the part of a Lender. Upon receipt of such notice that a Default or Unmatured Default has occurred, the Administrative Agent shall notify each of the Lenders of such fact.

         10.13 Requests for Approval. If the Administrative Agent requests in writing the consent or approval of a Lender, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten (10) Business Days (or sooner if such notice specifies a shorter period for responses based on Administrative Agent's good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent. If the Lender does not so respond, that Lender shall be deemed to have approved the request.

         10.14 Defaulting Lenders. At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders, each affected Lender or all Lenders shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender, except that the amount of the Commitment of the Defaulting Lender may not be changed without its consent. If a Defaulting Lender has failed to fund its pro rata share of any Advance and until such time as such Defaulting Lender subsequently funds its pro rata share of such Advance, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its pro rata share (such principal, interest and fees being referred to as "Senior Loans" for the purposes of this section). All amounts paid by the Borrower, the Parent Entities or the Guarantors and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Administrative Agent to the other Lenders in accordance with their respective pro rata shares (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full provided, however, in no event will any such distribution to the other Lenders give rise to any liability of the Borrower to the Defaulting Lender. After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this Section 10.14. This provision governs only the relationship among the Administrative Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this section shall apply and be effective regardless of whether a Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of the Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders or all Lenders.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any of its Affiliates to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender at any time prior to the date that such Default has been fully cured, whether or not the Obligations, or any part hereof, shall then be due.

         11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments of Swingline Loans and payments received pursuant to Sections 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent and Borrower may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent and Borrower may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2 Participations.

                  12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, pension funds, or any other funds or entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

                  12.2.3 Benefit of Setoff. The Borrower agrees that each Participant which has previously advised the Borrower in writing of its purchase of a participation in a Lender's interest in its Loans shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents. Each Lender shall retain the right of setoff provided in
         Section 11.1 with respect to the amount of participating interests sold to each Participant, provided that such Lender and Participant may not each setoff amounts against the same portion of the Obligations, so as to collect the same amount from the Borrower twice. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3 Assignments.

                  12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any of such Lender's affiliates or to one or more banks, financial institutions or pension funds, or with the prior approval of the Borrower, which shall not be unreasonably withheld or delayed, any other entity ("Purchasers") all or any portion of its rights and obligations under the Loan Documents provided that any assignment of only a portion of such rights and obligations shall be in an amount not less than $5,000,000. In addition, KeyBank National Association agrees that it will not assign any portion of its Commitment or Commitments of its affiliates, if such assignment will result in the amount of the Commitment to be held by KeyBank National Association and its affiliates to be less than the next highest Commitment amount held by any other Lender provided that no Default has occurred and is continuing. Notwithstanding the foregoing, no approval of the Borrower shall be required for any such assignment if a Default has occurred and is then continuing. Such assignment shall be substantially in the form of Exhibit D hereto or in such other form as may be agreed to by the parties thereto. The consent of the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall not be unreasonably withheld.

                  12.3.2 Effect; Effective Date. Upon (i) delivery to the Administrative Agent and Borrower of a notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit D hereto (a "Notice of Assignment"), together with any consents required by
         Section 12.3.1, and (ii) payment of a $3,500 fee by the assignor or assignee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender, and the transferor Lender shall automatically be released on the effective date of such assignment, with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         12.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, subject to
Section 9.11 of this Agreement.

         12.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.

                                  ARTICLE XIII

                                     NOTICES

         13.1 Giving Notice. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address (or to counsel for such party) as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         13.2 Change of Address. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

                  (Remainder of page intentionally left blank.)

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                                       GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

                                       By: Glimcher Properties Corporation,
                                           its sole general partner

                                       By:______________________________________
                                       Print Name:______________________________
                                       Title:___________________________________

                                       150 East Gay Street
                                       Columbus, Ohio 43215
                                       Phone: 614-621-9000
                                       Facsimile: 614-621-8863
                                       Attention: George A. Schmidt

COMMITMENTS:                           KEYBANK NATIONAL ASSOCIATION, a national
$150,000,000                           banking association,
                                       Individually and as Administrative Agent

                                       By:______________________________________
                                       Print Name:______________________________
                                       Title:___________________________________

                                       227 West Monroe Street, 18th Floor
                                       Chicago, Illinois 60606
                                       Attention: Real Estate Capital
                                       Phone: 312-730-2731
                                       Facsimile: 312-730-2755

                  With a copy to:

                                       KeyBank National Association
                                       127 Public Square
                                       Cleveland, Ohio 44114
                                       Attention: Real Estate Capital
                                       Phone: 216-689-4660
                                       Facsimile: 216-689-4997

                                    EXHIBIT A

                                  FORM OF NOTE

                                                                 _________, 2003

         Glimcher Properties Limited Partnership, a limited partnership organized under the laws of the State of Delaware (the "Borrower"), promises to pay to the order of _________________________ (the "Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the main office of KeyBank National Association in Cleveland, Ohio, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date or such earlier date as may be required under the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of October ____, 2003 among the Borrower, KeyBank National Association individually and as Administrative Agent, and the other Lenders named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         If there is a Default under the Agreement or any other Loan Document and Administrative Agent exercises the remedies provided under the Agreement and/or any of the Loan Documents for the Lenders, then in addition to all amounts recoverable by the Administrative Agent and the Lenders under such documents, the Administrative Agent and the Lenders shall be entitled to receive reasonable attorneys fees and expenses incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies.

         Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

         This Note shall be governed and construed under the internal laws of the State of Ohio.

         BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO

ENFORCE OR DEFEND ANY RIGHT UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

                                       GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

                                       By: Glimcher Properties Corporation,
                                       its sole general partner

                                       By:______________________________________
                                       Print Name:______________________________
                                       Title:___________________________________

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                NOTE OF GLIMCHER PROPERTIES LIMITED PARTNERSHIP,
                            DATED October ____, 2003

                                                                      Maturity
                    Principal                Maturity                Principal
                    Amount of               of Interest                Amount                     Unpaid
Date                  Loan                    Period                    Paid                      Balance
----                  ----                    ------                    ----                      -------
-------------------------------------------------------------------------------------------------------------------

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

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

KeyBank National Association, as Administrative Agent
127 Public Square
Cleveland, Ohio 44114

         Re: Credit Agreement dated as of October ____, 2003 (as amended, modified, supplemented, restated, or renewed, from time to time, the "Agreement") between GLIMCHER PROPERTIES LIMITED PARTNERSHIP (the "Borrower"), and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent for itself and the other lenders parties thereto from time to time ("Lenders").

         Reference is made to the Agreement. Capitalized terms used in this Certificate (including schedules and other attachments hereto, this "Certificate") without definition have the meanings specified in the Agreement.

         Pursuant to applicable provisions of the Agreement, Borrower hereby certifies to the Lenders that the information furnished in the attached schedules, including, without limitation, each of the calculations listed below are true, correct and complete in all material respects as of the last day of the fiscal periods subject to the financial statements and associated covenants being delivered to the Lenders pursuant to the Agreement together with this Certificate (such statements the "Financial Statements" and the periods covered thereby the "reporting period") and for such reporting periods.

         The Borrower hereby further certifies to the Lenders that:

         1. Compliance with Financial Covenants. Schedule A attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         2. Review of Condition. The Borrower has reviewed the terms of the Agreement, including, but not limited to, the representations and warranties of the Borrower set forth in the Agreement and the covenants of the Borrower set forth in the Agreement, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower through the reporting periods.

         3. Representations and Warranties. To the Borrower's actual knowledge, the representations and warranties of the Borrower contained in the Loan Documents, including those contained in the Agreement, are true and accurate in all material respects as of the date hereof and were true and accurate in all material respects at all times during the reporting period except as expressly noted on Schedule B hereto.

         4. Covenants. To the Borrower's actual knowledge, during the reporting period, the Borrower observed and performed all of the respective covenants and other agreements under the Agreement and the Loan Documents, and satisfied each of the conditions contained therein to be observed, performed or satisfied by the Borrower, except as expressly noted on Schedule B hereto.

         5. No Default. To the Borrower's actual knowledge, no Default exists as of the date hereof or existed at any time during the reporting period, except as expressly noted on Schedule B hereto.

         IN WITNESS WHEREOF, this Certificate is executed by the undersigned this ___ day of _________.

                                       GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

                                       By: Glimcher Properties Corporation,
                                       its sole general partner

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                    EXHIBIT C

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between KEYBANK NATIONAL ASSOCIATION (the "Assignor") and _________________________ (the "Assignee") is dated as of _____________, 200_. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. The Commitment purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in
Item 5 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include the consent of the Agent required by Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Section 4 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and
(ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

         4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Loans assigned to the Assignee hereunder which is outstanding on the Effective Date. The Assignee will promptly remit to the Assignor (i) the portion of any principal payments assigned hereunder and received from the Agent and (ii) any amounts of interest on Loans and fees received from the Agent to the extent either (i) or (ii) relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date and have not been previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants: (a) that it is the legal and beneficial owner of the interest being assigned by it hereunder, (b) that such interest is free and clear of any adverse claim created by the Assignor, (c) that it has all necessary right and authority to enter into this Assignment, (d) that the Credit Agreement has not been modified or amended, (e) that the Assignor is not in default under the Credit Agreement, and (f) that, to the best of Assignor's knowledge, the Borrower is not in default under the Credit Agreement. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         6. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, and (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA.

         7. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed by Assignee under this Assignment Agreement on and after the Effective Date. The Assignor agrees to indemnify and hold the Assignee harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignee in connection with or arising in any manner from the Assignor's non-performance of the obligations assigned to Assignee under this Assignment Agreement prior to the Effective Date.

         8. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4 and 7 hereof.

         9. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

         10. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         11. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.

         12. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

                         [NO FURTHER TEXT ON THIS PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                       ASSIGNOR:

                                       KEYBANK NATIONAL ASSOCIATION

                                       BY: _____________________________________
                                       NAME: ___________________________________
                                       TITLE:

                                       ASSIGNEE:

                                       [____________________________________]

                                       BY: _____________________________________
                                       NAME: ___________________________________
                                       TITLE:

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                           [TO BE PROVIDED BY KEYBANK]

                                   SCHEDULE 1
                             to Assignment Agreement

1. Description and Date of Credit Agreement: Credit Agreement dated as of October __, 2003 among Glimcher Properties Limited Partnership, as "Borrower" and KeyBank National Association as "Administrative Agent" and Lead Arranger and the Several Lenders From Time to Time Parties Hereto, as Lenders.

2.                Date of Assignment Agreement:_____________, 200__

3.                Amounts (As of Date of Item 2 above):

                  a.       Aggregate Commitment
                           under Credit Agreement                 $150,000,000

                  b.       Assignee's Percentage
                           of the Aggregate Commitment
                           purchased under this
                           Assignment Agreement**                 _____________%

4.       Amount of Assignee's
         Commitment Purchased under this
         Assignment Agreement:                                    $____________

5.       Proposed Effective Date:                                 ______________

Accepted and Agreed:

KEYBANK NATIONAL ASSOCIATION            ________________________________________

By:_________________________________     By:____________________________________
Title:______________________________     Title:_________________________________

** Percentage taken to 10 decimal places.

                                   EXHIBIT "I"
                             to Assignment Agreement

                              NOTICE OF ASSIGNMENT

                                                October, 2003

To:      KeyBank National Association
         127 Public Square
         Cleveland, Ohio 44114
         Attention: Real Estate Capital

BORROWER:

        Glimcher Properties Limited Partnership
        150 East Gay Street
        Columbus, Ohio 43215
        Attention: George A. Schmidt

From:    [NAME OF ASSIGNOR] (the "Assignor")

         [NAME OF ASSIGNEE] (the "Assignee")

                  1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

                  2. This Notice of Assignment (this "Notice") is given and delivered to the Agent pursuant to Section 12.3.2 of the Credit Agreement.

                  3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ___, 2003 (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of
Schedule 1 of all outstandings, rights and obligations under the Credit Agreement. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any fee required by Section 12.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

                  4. The Assignor and the Assignee hereby give to the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

                  5. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

                  6. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

                  7. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

                  8. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                         NAME OF ASSIGNEE

By:_________________________________     By:____________________________________

Title:______________________________     Title:_________________________________

ACKNOWLEDGED AND, IF REQUIRED BY THE CREDIT AGREEMENT, CONSENTED TO BY KEYBANK NATIONAL ASSOCIATION, as Agent

By:_________________________________
Title:______________________________

                 [Attach photocopy of Schedule 1 to Assignment]

                                   EXHIBIT D-1

                          GUARANTY FROM PARENT ENTITIES

         This Guaranty is made as of October ____, 2003 by Glimcher Realty Trust, a real estate investment trust organized under the laws of the State of Maryland ("Glimcher Trust") and Glimcher Properties Corporation, a Delaware corporation ("Glimcher Properties", and together with Glimcher Trust, collectively, the "Guarantors"), to and for the benefit of KeyBank National Association, individually ("KeyBank") and as administrative agent ("Administrative Agent") for itself and the lenders under the Credit Agreement (as defined below) and their respective successors and assigns (collectively, the "Lenders").

                                    RECITALS

         A. Glimcher Properties Limited Partnership, a limited partnership organized under the laws of the State of Delaware ("Borrower"), and Guarantors have requested that the Lenders make a revolving credit facility available to Borrower in an aggregate principal amount of $150,000,000 (the "Facility").

         B. The Lenders have agreed to make available the Facility to Borrower pursuant to the terms and conditions set forth in an Credit Agreement of even date herewith among Borrower, KeyBank, individually, and as Administrative Agent, and the Lenders named therein (as amended, modified or restated from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

         C. Borrower has executed and delivered or will execute and deliver to the Lenders promissory notes in the principal amount of each Lender's Commitment and promissory notes in the principal amount, if any, of each Lender's Loan as evidence of Borrower's indebtedness to each such Lender with respect to the Facility (the promissory notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Credit Agreement, are collectively referred to herein as the "Notes").

         D. Glimcher Properties is the sole general partner in the Borrower and Glimcher Trust is the owner of all of the stock of Glimcher Properties and certain of the limited partnership interests in the Borrower. Guarantors acknowledge that the extension of credit by the Administrative Agent and the Lenders to Borrower pursuant to the Credit Agreement will benefit Guarantors by enhancing the financial strength of the consolidated group of which Guarantors and Borrower are members. The execution and delivery of this Guaranty by Guarantors are conditions precedent to the performance by the Lenders of their obligations under the Credit Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, Guarantors, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agree as follows:

         1. Guarantors absolutely, unconditionally, and irrevocably guaranty to each of the Lenders:

                                      D1-1

                  (a) the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Notes, the Credit Agreement, and the other Loan Documents;

                  (b) the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and

                  (c) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Credit Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the "Facility Indebtedness." All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the "Obligations."

         2. In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Guarantors agree, on demand by the Administrative Agent or the holder of a Note, to pay all the Facility Indebtedness and to perform all the Obligations as are then or thereafter become due and owing or are to be performed under the terms of the Notes, the Credit Agreement, and the other Loan Documents.

         3. Guarantors do hereby waive (i) notice of acceptance of this Guaranty by the Administrative Agent and the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Guarantors may have against Borrower or which Guarantors or Borrower may have against the Administrative Agent or the Lenders or the holder of a Note, (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment (other than as provided for in Paragraph 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantors with liability, (iv) any failure by the Administrative Agent and the Lenders to inform Guarantors of any facts the Administrative Agent and the Lenders may now or hereafter know about Borrower, the Facility, or the transactions contemplated by the Credit Agreement, it being understood and agreed that the Administrative Agent and the Lenders have no duty so to inform and that Guarantors are fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of Borrower or any other action by any court or governmental body with respect thereto, or to cause the Administrative Agent and the Lenders to proceed against any other security given to a Lender in connection with the Facility Indebtedness or the Obligations. Credit may be granted or continued from time to time by the Lenders to Borrower without notice to or authorization from Guarantors, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with Guarantors the Lenders' assessment of the financial condition of Borrower. Guarantors acknowledge that no representations of any kind whatsoever have been made by the Administrative Agent and the Lenders to Guarantors. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Administrative Agent and the Lenders except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent and the Lenders. Guarantors further agree that any exculpatory language contained in the Credit Agreement, the Notes, and the other Loan Documents shall

                                      D1-2
in no event apply to this Guaranty, and will not prevent the Administrative Agent and the Lenders from proceeding against Guarantors to enforce this Guaranty.

         4. Guarantors further agree that Guarantors' liability as guarantor shall in no way be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantors of the time for payment of interest or principal under a Note or by any forbearance or delay in collecting interest or principal under a Note, or by any waiver by the Administrative Agent and the Lenders under the Credit Agreement, or any other Loan Documents, or by the Administrative Agent or the Lenders' failure or election not to pursue any other remedies they may have against Borrower, or by any change or modification in a Note, the Credit Agreement, or any other Loan Documents, or by the acceptance by the Administrative Agent or the Lenders of any security or any increase, substitution or change therein, or by the release by the Administrative Agent and the Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though a Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Guarantors shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Credit Agreement, and other Loan Documents and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantors further understand and agree that the Administrative Agent and the Lenders may at any time enter into agreements with Borrower to amend and modify a Note, the Credit Agreement or any of the other Loan Documents, or any thereof, and may waive or release any provision or provisions of a Note, the Credit Agreement, or any other Loan Document and, with reference to such instruments, may make and enter into any such agreement or agreements as the Administrative Agent, the Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of the Administrative Agent and the Lenders' rights hereunder or any of Guarantors' obligations hereunder.

         5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. Guarantors agree that their obligations hereunder shall be joint and several with any and all other guarantees given in connection with the Facility from time to time. Guarantors agree that this Guaranty may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any security or collateral, if any, given in connection herewith or with a Note, the Credit Agreement, or any of the other Loan Documents or by or resorting to any other guaranties, and Guarantors hereby waive the right to require the Administrative Agent and the Lenders to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantors further agree that nothing contained herein or otherwise shall prevent the Administrative Agent and the Lenders from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under a Note, the Credit Agreement or any other Loan Documents, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Guarantors' obligations hereunder, it being the purpose and intent of Guarantors that the obligations of such Guarantors hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Guarantors' obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under a Note, the Credit Agreement or any other Loan Document or by reason of Borrower's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum

                                      D1-3
payable pursuant to a Note, the Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to such Lender had not been made, regardless of whether such Lender contested the order requiring the return of such payment. The obligations of Guarantors pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

         6. This Guaranty shall be assignable by a Lender to any assignee of all or a portion of such Lender's rights under the Loan Documents.

         7. If: (i) this Guaranty, a Note, or any of the Loan Documents are placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent the Administrative Agent or any Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty, a Note, the Credit Agreement, or any Loan Document;
(iii) an attorney is retained to enforce any of the other Loan Documents or to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent the Administrative Agent or any Lender in any other legal proceedings whatsoever in connection with this Guaranty, a Note, the Credit Agreement, any of the Loan Documents, or any property securing the Facility Indebtedness (other than any action or proceeding brought by any Lender or participant against the Administrative Agent alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Guarantors shall pay to the Administrative Agent or such Lender upon demand all reasonable attorney's fees, costs and expenses, including, without limitation, court costs, filing fees and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder.

         8. The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Administrative Agent and the Lender or the holder of a Note under the remainder of this Guaranty shall continue in full force and effect.

         9. Any indebtedness of Borrower to Guarantors now or hereafter existing is hereby subordinated to the Facility Indebtedness. Guarantors will not seek, accept, or retain for Guarantors' own account, any payment from Borrower on account of such subordinated debt at any time when a Default exists under the Credit Agreement or the Loan Documents, and any such payments to Guarantors made while any Default then exists under the Credit Agreement or the Loan Documents on account of such subordinated debt shall be collected and received by Guarantors in trust for the Lenders and shall be paid over to the Administrative Agent on behalf of the Lenders on account of the Facility Indebtedness without impairing or releasing the obligations of Guarantors hereunder.

         10. Guarantors hereby subordinate to the Facility Indebtedness any and all claims and rights, including, without limitation, subrogation rights, contribution rights, reimbursement rights and set-off rights, which Guarantors may have against Borrower arising from a payment made by Guarantors under

                                      D1-4
this Guaranty and agree that, until the entire Facility Indebtedness is paid in full, not to assert or take advantage of any subrogation rights of Guarantors or the Lenders or any right of Guarantors or the Lenders to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by the Lenders for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Guarantors seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Guarantors hereunder. It is expressly understood that the agreements of Guarantors set forth above constitute additional and cumulative benefits given to the Lenders for their security and as an inducement for their extension of credit to Borrower.

         11. Any amounts received by a Lender from any source on account of any indebtedness may be applied by such Lender toward the payment of such indebtedness, and in such order of application, as a Lender may from time to time elect.

         12. Guarantors hereby submit to personal jurisdiction in the State of Ohio for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Guarantors hereby consent to the jurisdiction of either the Cuyahoga County Court of Common Pleas in Cleveland, Ohio or the United States District Court in Cleveland, Ohio in any action, suit, or proceeding which the Administrative Agent or a Lender may at any time wish to file in connection with this Guaranty or any related matter. Guarantors hereby agree that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Ohio and hereby waives any objection which Guarantors may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude the Administrative Agent or a Lender from filing any such action, suit, or proceeding in any other appropriate forum.

         13. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. Notice may be given as follows:

                  To Guarantors:

                           Glimcher Properties Corporation
                           150 East Gay Street
                           Columbus, Ohio 43215
                           Attention: George A. Schmidt
                           Telephone: 614-621-9000
                           Facsimile: 614-621-8863

                  With a copy to:

                           Glimcher Realty Trust
                           150 East Gay Street
                           Columbus, Ohio 43215
                           Attention: George A. Schmidt
                           Telephone: 614-621-9000

                                      D1-5

                           Facsimile: 614-621-8863

                  To KeyBank as Administrative Agent and as a Lender:

                           KeyBank National Association
                           227 West Monroe Street, 18th Floor
                           Chicago, Illinois  60606
                           Attention: Real Estate Capital
                           Phone:     312-730-2731
                           Facsimile: 312-730-2755

                  With a copy to:

                           KeyBank National Association
                           127 Public Square
                           Cleveland, Ohio 44114
                           Attention: Real Estate Capital
                           Phone:     216-689-4660
                           Facsimile: 216-689-4997

                  With a copy to:

                           Sonnenschein Nath & Rosenthal, LLP
                           8000 Sears Tower
                           Chicago, Illinois  60606
                           Attention: Patrick G. Moran, Esq.
                           Telephone: (312) 876-8132
                           Facsimile: (312) 876-7934

                  If to any other Lender, to its address set forth in the Credit Agreement.

         14. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantors and shall inure to the benefit of the Administrative Agent and the Lenders' successors and assigns.

         15. This Guaranty shall be construed and enforced under the internal laws of the State of Ohio.

         16. GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY THEIR ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                                      D1-6

         IN WITNESS WHEREOF, Guarantors have executed and delivered this Guaranty as of the date first written above.

                                            GLIMCHER REALTY TRUST

                                                      By:_______________________
                                                      Its:______________________

                                            GLIMCHER PROPERTIES CORPORATION

                                                      By:_______________________
                                                      Its:______________________

                                      D1-7

                                   EXHIBIT D-2

                               SUBSIDIARY GUARANTY

         This Guaranty is made as of October ____, 2003 by the parties identified in the signature pages thereto, and any Joinder to Guaranty hereafter delivered (collectively, the "Subsidiary Guarantors"), to and for the benefit of KeyBank National Association, individually ("KeyBank") and as administrative agent ("Administrative Agent") for itself and the lenders under the Credit Agreement (as defined below) and their respective successors and assigns (collectively, the "Lenders").

                                    RECITALS

         A. Glimcher Properties Limited Partnership, a limited partnership organized under the laws of the State of Delaware ("Borrower"), and Subsidiary Guarantors have requested that the Lenders make a revolving credit facility available to Borrower in an aggregate principal amount of $150,000,000 (the "Facility").

         B. The Lenders have agreed to make available the Facility to Borrower pursuant to the terms and conditions set forth in an Credit Agreement of even date herewith among Borrower, KeyBank, individually, and as Administrative Agent, and the Lenders named therein (as amended, modified or restated from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

         C. Borrower has executed and delivered or will execute and deliver to the Lenders promissory notes in the principal amount of each Lender's Commitment and promissory notes in the principal amount, if any, of each Lender's Loan as evidence of Borrower's indebtedness to each such Lender with respect to the Facility (the promissory notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Credit Agreement, are collectively referred to herein as the "Notes").

         D. Subsidiary Guarantors are subsidiaries of Borrower. Subsidiary Guarantors acknowledge that the extension of credit by the Administrative Agent and the Lenders to Borrower pursuant to the Credit Agreement will benefit Subsidiary Guarantors by making funds available to Subsidiary Guarantors through Borrower and by enhancing the financial strength of the consolidated group of which Subsidiary Guarantors and Borrower are members. The execution and delivery of this Guaranty by Subsidiary Guarantors are conditions precedent to the performance by the Lenders of their obligations under the Credit Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, Subsidiary Guarantors, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agree as follows:

         1. Subsidiary Guarantors absolutely, unconditionally, and irrevocably guaranty to each of the Lenders:

                                      D2-1

                  (a) the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Notes, the Credit Agreement, and the other Loan Documents;

                  (b) the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and

                  (c) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Credit Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the "Facility Indebtedness." All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the "Obligations." Subsidiary Guarantors and Lenders agree that Subsidiary Guarantors' obligations hereunder shall not exceed the maximum amount of the Facility Indebtedness not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (the "Bankruptcy Code"). To that end, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if Subsidiary Guarantors are not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, each Subsidiary Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Subsidiary Guarantor insolvent, or leave such Subsidiary Guarantor with an unreasonably small capital to conduct its business, or cause such Subsidiary Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, as such terms are determined, and at the time such obligations are deemed to have been incurred, under the Bankruptcy Code. In the event a Subsidiary Guarantor shall make any payment or payments under this Guaranty each other guarantor of the Facility Indebtedness shall contribute to such Subsidiary Guarantor an amount equal to such non-paying Subsidiary Guarantor's pro rata share (based on their respective maximum liabilities hereunder and under such other guaranty) of such payment or payments made by such Subsidiary Guarantor, provided that such contribution right shall be subordinate and junior in right of payment in full of all the Facility Indebtedness to Lenders.

         2. In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Subsidiary Guarantors agree, on demand by the Administrative Agent or the holder of a Note, to pay all the Facility Indebtedness and to perform all the Obligations as are then or thereafter become due and owing or are to be performed under the terms of the Notes, the Credit Agreement, and the other Loan Documents.

         3. Subsidiary Guarantors do hereby waive (i) notice of acceptance of this Guaranty by the Administrative Agent and the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Subsidiary Guarantors may have against Borrower or which Subsidiary Guarantors or Borrower may have against the Administrative Agent or the Lenders or the holder of a Note, (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment (other than as provided for in Paragraph 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Subsidiary Guarantors with liability, (iv) any failure by the Administrative Agent and the Lenders to inform Subsidiary Guarantors of any facts the Administrative Agent and the Lenders may now or hereafter

                                      D2-2
know about Borrower, the Facility, or the transactions contemplated by the Credit Agreement, it being understood and agreed that the Administrative Agent and the Lenders have no duty so to inform and that Subsidiary Guarantors are fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and
(v) any and all right to cause a marshalling of assets of Borrower or any other action by any court or governmental body with respect thereto, or to cause the Administrative Agent and the Lenders to proceed against any other security given to a Lender in connection with the Facility Indebtedness or the Obligations. Credit may be granted or continued from time to time by the Lenders to Borrower without notice to or authorization from Subsidiary Guarantors, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with Subsidiary Guarantors the Lenders' assessment of the financial condition of Borrower. Subsidiary Guarantors acknowledge that no representations of any kind whatsoever have been made by the Administrative Agent and the Lenders to Subsidiary Guarantors. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Administrative Agent and the Lenders except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent and the Lenders. Subsidiary Guarantors further agree that any exculpatory language contained in the Credit Agreement, the Notes, and the other Loan Documents shall in no event apply to this Guaranty, and will not prevent the Administrative Agent and the Lenders from proceeding against Subsidiary Guarantors to enforce this Guaranty.

         4. Subsidiary Guarantors further agree that Subsidiary Guarantors' liability as guarantor shall in no way be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Subsidiary Guarantors of the time for payment of interest or principal under a Note or by any forbearance or delay in collecting interest or principal under a Note, or by any waiver by the Administrative Agent and the Lenders under the Credit Agreement, or any other Loan Documents, or by the Administrative Agent or the Lenders' failure or election not to pursue any other remedies they may have against Borrower, or by any change or modification in a Note, the Credit Agreement, or any other Loan Documents, or by the acceptance by the Administrative Agent or the Lenders of any security or any increase, substitution or change therein, or by the release by the Administrative Agent and the Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though a Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Subsidiary Guarantors shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Credit Agreement, and other Loan Documents and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Subsidiary Guarantors further understand and agree that the Administrative Agent and the Lenders may at any time enter into agreements with Borrower to amend and modify a Note, the Credit Agreement or any of the other Loan Documents, or any thereof, and may waive or release any provision or provisions of a Note, the Credit Agreement, or any other Loan Document and, with reference to such instruments, may make and enter into any such agreement or agreements as the Administrative Agent, the Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of the Administrative Agent and the Lenders' rights hereunder or any of Subsidiary Guarantors' obligations hereunder.

         5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. Subsidiary Guarantors agree that their obligations

                                      D2-3
hereunder shall be joint and several with any and all other guarantees given in connection with the Facility from time to time. Subsidiary Guarantors agree that this Guaranty may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any security or collateral, if any, given in connection herewith or with a Note, the Credit Agreement, or any of the other Loan Documents or by or resorting to any other guaranties, and Subsidiary Guarantors hereby waive the right to require the Administrative Agent and the Lenders to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Subsidiary Guarantors further agree that nothing contained herein or otherwise shall prevent the Administrative Agent and the Lenders from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under a Note, the Credit Agreement or any other Loan Documents, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Subsidiary Guarantors' obligations hereunder, it being the purpose and intent of Subsidiary Guarantors that the obligations of such Subsidiary Guarantors hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Subsidiary Guarantors' obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under a Note, the Credit Agreement or any other Loan Document or by reason of Borrower's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to a Note, the Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to such Lender had not been made, regardless of whether such Lender contested the order requiring the return of such payment. The obligations of Subsidiary Guarantors pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

         6. This Guaranty shall be assignable by a Lender to any assignee of all or a portion of such Lender's rights under the Loan Documents.

         7. If: (i) this Guaranty, a Note, or any of the Loan Documents are placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent the Administrative Agent or any Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty, a Note, the Credit Agreement, or any Loan Document;
(iii) an attorney is retained to enforce any of the other Loan Documents or to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent the Administrative Agent or any Lender in any other legal proceedings whatsoever in connection with this Guaranty, a Note, the Credit Agreement, any of the Loan Documents, or any property subject thereto (other than any action or proceeding brought by any Lender or participant against the Administrative Agent alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Subsidiary Guarantors shall pay to the Administrative Agent or such Lender upon demand all reasonable attorney's fees, costs and expenses, including, without limitation, court costs, filing fees and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder.

         8. The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in

                                      D2-4
violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Administrative Agent and the Lender or the holder of a Note under the remainder of this Guaranty shall continue in full force and effect.

         9. Any indebtedness of Borrower to Subsidiary Guarantors now or hereafter existing is hereby subordinated to the Facility Indebtedness. Subsidiary Guarantors will not seek, accept, or retain for Subsidiary Guarantors' own account, any payment from Borrower on account of such subordinated debt at any time when a Default exists under the Credit Agreement or the Loan Documents, and any such payments to Subsidiary Guarantors made while any Default then exists under the Credit Agreement or the Loan Documents on account of such subordinated debt shall be collected and received by Subsidiary Guarantors in trust for the Lenders and shall be paid over to the Administrative Agent on behalf of the Lenders on account of the Facility Indebtedness without impairing or releasing the obligations of Subsidiary Guarantors hereunder.

         10. Subsidiary Guarantors hereby subordinate to the Facility Indebtedness any and all claims and rights, including, without limitation, subrogation rights, contribution rights, reimbursement rights and set-off rights, which Subsidiary Guarantors may have against Borrower arising from a payment made by Subsidiary Guarantors under this Guaranty and agree that, until the entire Facility Indebtedness is paid in full, not to assert or take advantage of any subrogation rights of Subsidiary Guarantors or the Lenders or any right of Subsidiary Guarantors or the Lenders to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by the Lenders for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Subsidiary Guarantors seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Subsidiary Guarantors hereunder. It is expressly understood that the agreements of Subsidiary Guarantors set forth above constitute additional and cumulative benefits given to the Lenders for their security and as an inducement for their extension of credit to Borrower.

         11. Any amounts received by a Lender from any source on account of any indebtedness may be applied by such Lender toward the payment of such indebtedness, and in such order of application, as a Lender may from time to time elect.

         12. Subsidiary Guarantors hereby submit to personal jurisdiction in the State of Ohio for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Subsidiary Guarantors hereby consent to the jurisdiction of either the Cuyahoga County Common Pleas Court in Cleveland, Ohio or the United States District Court in Cleveland, Ohio in any action, suit, or proceeding which the Administrative Agent or a Lender may at any time wish to file in connection with this Guaranty or any related matter. Subsidiary Guarantors hereby agree that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Ohio and hereby waives any objection which Subsidiary Guarantors may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude the Administrative Agent or a Lender from filing any such action, suit, or proceeding in any other appropriate forum.

                                      D2-5

         13. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. Notice may be given as follows:

                  To Subsidiary Guarantors:

                           Glimcher Properties Limited Partnership
                           150 East Gay Street
                           Columbus, Ohio 43215
                           Attention:  George A. Schmidt
                           Telephone:  614-621-9000
                           Facsimile:  614-621-8863

                  With a copy to:

                           Glimcher Properties Limited Partnership
                           150 East Gay Street
                           Columbus, Ohio 43215
                           Attention:  George A. Schmidt
                           Telephone:  614-621-9000
                           Facsimile:  614-621-8863

                  To KeyBank as Administrative Agent and as a Lender:

                           KeyBank National Association
                           227 West Monroe Street, 18th Floor
                           Chicago, Illinois 60606
                           Attention: Real Estate Capital
                           Phone:     312-730-2731
                           Facsimile: 312-730-2755

                  With a copy to:

                           KeyBank National Association
                           127 Public Square
                           Cleveland, Ohio 44114
                           Attention: Real Estate Capital
                           Phone:     216-689-4660
                           Facsimile: 216-689-4997

                  With a copy to:

                           Sonnenschein Nath & Rosenthal, LLP
                           8000 Sears Tower
                           Chicago, Illinois 60606
                           Attention: Patrick G. Moran, Esq.

                                      D2-6

                           Telephone: (312) 876-8132
                           Facsimile: (312) 876-7934

                  If to any other Lender, to its address set forth in the Credit Agreement.

         14. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Subsidiary Guarantors and shall inure to the benefit of the Administrative Agent and the Lenders' successors and assigns.

         15. This Guaranty shall be construed and enforced under the internal laws of the State of Ohio.

         16. SUBSIDIARY GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY THEIR ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         17. From time to time, additional parties may execute a joinder substantially in the form of Exhibit A hereto, and thereby become a party to this Guaranty. From and after delivery of such joinder, the Subsidiary delivering such joinder shall be a Subsidiary Guarantor, and be bound by all of the terms and provisions of this Guaranty.

                                      D2-7

         IN WITNESS WHEREOF, Subsidiary Guarantors have executed and delivered this Guaranty as of the date first written above.

                                     ___________________________________________

                                     By:________________________________________

                                              By:_______________________________
                                              Its:______________________________

                                     ___________________________________________

                                     By:________________________________________

                                              By:_______________________________
                                              Its:______________________________

                                     ___________________________________________

                                     By:________________________________________

                                              By:_______________________________
                                              Its:______________________________

                                      D2-8

                        EXHIBIT A TO SUBSIDIARY GUARANTY

                           FORM OF JOINDER TO GUARANTY

         THIS JOINDER is executed by __________, a __________ ("Subsidiary"), which hereby agrees as follows:

         1. All capitalized terms used herein and not defined in this Joinder shall have the meanings provided in that certain Subsidiary Guaranty (the "Guaranty") dated as of October ____, 2003 executed for the benefit of KeyBank National Association, as agent for itself and certain other lenders, with respect to a loan from the Lenders to Glimcher Properties Limited Partnership ("Borrower").

         2. As required by the Credit Agreement described in the Guaranty, Subsidiary is executing this Joinder to become a party to the Guaranty.

         3. Each and every term, condition, representation, warranty, and other provision of the Guaranty, by this reference, is incorporated herein as if set forth herein in full and the undersigned agrees to fully and timely perform each and every obligation of a Subsidiary Guarantor under such Guaranty.

                            [INSERT SIGNATURE BLOCK]

                                      D2-9

                                    EXHIBIT E

            ENVIRONMENTAL INVESTIGATION SPECIFICATIONS AND PROCEDURES

         Phase I Environmental Site Assessments to be prepared in accordance with the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process (ASTM Designation E1527-94), a summary of which follows:

         This ASTM practice is generally considered the industry standard for conducting a Phase I Environmental Site Assessment (ESA). The purpose of this standard is to "define good commercial and customary practice in the Untied States of America for conducting an ESA of a parcel of commercial real estate with respect to the range of contaminants within the scope of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and petroleum products." The ASTM Phase I ESA is intended to permit a user to satisfy one of the requirements to qualify for the innocent landowner defense to CERCLA liability; that is, the practice that constitutes "all appropriate inquiry into the previous ownership and uses of the property consistent with good commercial or customary practices" as defined in 42 USC 9601(35)(B).

         The goal of the ASTM Phase I ESA is to identify "recognized environmental conditions." Recognized environmental conditions means the presence or likely presence of any hazardous substances or petroleum products on a property under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances or petroleum products into structures on the property or into the ground, groundwater, or surface water of the property. The term includes hazardous substances or petroleum products even under conditions in compliance with laws. The term is not intended to include de minimus conditions that generally would not be the subject of an enforcement action if brought to the attention of appropriate governmental agencies.

         The ASTM standard indicates that a Phase I ESA should consist of four main components: 1) Records Review; 2) Site Reconnaissance; 3) Interviews; and 4) Report. The purpose of the records review is to obtain and review records that will help identify recognized environmental conditions in connection with the property. The site reconnaissance involves physical observation of the property's exterior and interior, as well as an observation of adjoining properties. Interviews with previous and current owners and occupants, and local government officials provides insight into the presence or absence of recognized environmental conditions in connection with the property. The final component of the ESA, the report, contains the findings of the ESA and conclusions regarding the presence or absence of recognized environmental conditions in connection with the property. It includes documentation to support the analysis, opinions, and conclusions found in the report.

         While the use of this practice is intended to constitute appropriate inquiry for purposes of CERCLA's innocent landowner defense, it is not intended that its use be limited to that purpose. The ASTM standard is intended to be an approach to conducting an inquiry designed to identify recognized environmental conditions in connection with a property, and environmental site assessments.

                                    EXHIBIT F

                      FORM OF OPINION OF BORROWER'S COUNSEL

                               ____________, 2003

KeyBank,
as Administrative Agent for the Lenders
127 Public Square, 8th Floor
Cleveland, Ohio

         Re: $150,000,000 Credit Facility to Glimcher Properties Limited Partnership

Ladies and Gentlemen:

         We have acted as counsel for the Borrower in connection with a $150,000,000 secured revolving credit facility, (the "Loan"), which Loan is being made pursuant to that certain Credit Agreement dated as of October ____, 2003 (the "Credit Agreement") between Borrower, KeyBank and the several lenders from time to time parties thereto (collectively, the "Lenders"), and KeyBank, as Administrative Agent (the "Agent").

         In connection with the Loan we have been furnished with originals or copies certified to our satisfaction of the Articles of Incorporation and Bylaws of the Borrower, the [PARTNERSHIP AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP] of the Parent Entities and the Guarantors (as defined in the Credit Agreement), and all such corporate and other records of the Borrower, the Parent Entities and the Guarantors, with such declarations and agreements, and certificates of officers and representatives of the Borrower, the Parent Entities and the Guarantors, and with such other documents, and we have made such other examinations and investigations as we have deemed necessary as a basis for the opinions expressed below.

         We have examined the originals of the following documents, each of which is addressed to the Lender or to which the Lender is a party (all of which are sometimes collectively referred to as the "Loan Documents"):

         1.       The Credit Agreement; and

         2.       [describe promissory notes and other Loan Documents].

         Based upon the foregoing, we are of the opinion that:

         1. Borrower is a limited partnership duly formed, validly existing and in good standing under the laws of the State of [_________]. Borrower has all requisite power and authority to own its properties, carry on its business and to deliver and perform its obligations under the Loan Documents.

         2. [EACH GUARANTOR AND PARENT ENTITY] is a [LIMITED PARTNERSHIP OR LIMITED LIABILITY COMPANY] duly organized, validly existing and in good standing under the laws of the State of [________]. [EACH GUARANTOR AND PARENT ENTITY] has all requisite power and authority to own its properties, carry on its business and to deliver and perform its obligations under the Loan Documents.

         3. The execution, delivery, and performance by each of the Borrower, the Parent Entities and Guarantors of the Loan Documents to which it is a party has been duly authorized by all necessary action of the Borrower, the Parent Entities and Guarantors, as the case may be, and does not (i) require any consent or approval of any partner or shareholder of such entity or any other person or entity excepting such consents or approvals as have actually been obtained; (ii) violate any provision of any law, rule, or regulation of the United States or the State of Ohio, or any provision of the partnership or corporate law presently in effect having applicability to the Borrower, the Parent Entities or the Guarantors or, as applicable; (iii) violate any provision of the partnership agreement of the Borrower or the articles of incorporation or bylaws of either of the Parent Entities or the partnership agreement or operating agreement of any of the Guarantors;
                  (iv) violate any presently existing statutory or administrative provision or judicial decision applicable to the Borrower, the Parent Entities or the Guarantors; or (v) result in a breach of, or constitute a default under, any agreement or instrument affecting the Borrower, the Parent Entities or the Guarantors.

         4. Each Loan Document to which it is a party (a) has been properly authorized, executed and delivered by each of the Borrower, the Parent Entities and the Guarantors, (b) constitutes the legal, valid, and binding obligations of the Borrower, the Parent Entities and the Guarantors, and (c) is enforceable in accordance with its terms.

         5. To our knowledge, no presently existing authorization, exemption, consent, approval, license, or registration with any court or governmental department, commission, bureau, agency, or instrumentality will be necessary for the valid, binding, and enforceable execution, delivery and performance by the Borrower, the Parent Entities or the Guarantors of the Loan Documents.

         6. To our knowledge, there are no actions, suits, or proceedings pending or threatened against the Borrower, the Parent Entities or the Guarantors before any court or governmental entity or instrumentality which could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement).

         7. The Loan Documents are governed by the laws of the State of Ohio, and the Loan, including the interest rate reserved in the applicable Note and all fees and charges paid or to be paid by or on behalf of Borrower in connection with such Loan pursuant to the applicable Loan Documents, is not in violation of the usury laws of the State of Ohio.

         The opinions expressed herein are expressly made subject to and qualified by the following:

         (a) We have assumed that the Loan Documents are duly authorized and validly executed and delivered by the Agent, the Lenders and all other parties other than the Borrower, the Parent Entities and the Guarantors.

         (b) This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof.

         (c) This opinion is limited to the laws of the State of Ohio and applicable federal law and no opinion is expressed as to the laws of any other jurisdiction.

         (d) We have assumed the authenticity of all documents submitted to us as originals (other than the Loan Documents) and the conformity to original documents of all documents (other than the Loan Documents) submitted to us as certified or photostatic copies.

         (e) The opinions expressed herein are qualified to the extent that: (i) the enforceability of any rights or remedies in any agreement or instruments may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally; and (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction.

         This opinion may be relied upon by only by the addressees hereof, its attorneys, auditors, advisors, participants, and their respective successors and assigns, and not by any other party.

                                            Very truly yours,

                                    EXHIBIT G

                                BORROWER'S NOTICE

Date

KeyBank National Association
Real Estate Capital
ATTENTION: [__________________]
127 Public Square, OH-01-27-0839
Cleveland, OH  44114

                                BORROWING NOTICE

Glimcher Properties Limited Partnership ("Borrower") hereby requests an Advance pursuant to Section 2.8 of the Credit Agreement, dated as of October ____, 2003 (as amended or modified from time to time, the "Credit Agreement"), among Glimcher Properties Limited Partnership, the Lenders referenced therein, and you, as an administrative agent for the Lenders.

An Advance is requested to be made in the amount of $__________, to be made on _____________. Such Advance shall be a [LIBOR] [Floating Rate] Advance. [The applicable LIBOR Interest Period shall be _____________.]

The proceeds of the requested loan shall be directed to the following account:

                           Wiring Instructions:
                           (Bank Name)
                           (ABA No.)
                           (Beneficiary)
                           (Account No. to Credit)
                           (Notification Requirement)

In support of this request, Glimcher Properties Limited Partnership hereby represents and warrants to the Administrative Agent and the Lenders that acceptance of the proceeds of such Advance by the Borrower shall be deemed to further represent and warrant that all requirements of Section 4.2 of the Credit Agreement in connection with such Advance have been satisfied at the time such proceeds are disbursed.

                           Date:_________________________________

                           Borrower: Glimcher Properties Limited Partnership, a Delaware limited partnership,

                           By: Glimcher Properties Corporation, its sole general partner

                           By:   _________________________________
                           Name: _________________________________
                           Its:  _________________________________

                                    EXHIBIT H

                                FORM OF MORTGAGE

                                        [

                                   SCHEDULE 1

                     LIST OF INITIAL COLLATERAL POOL ASSETS

        Name of                                                                  Zip
        Project         Legal Owner Name             Street Address             Code     City            County         State
------------------------------------------------------------------------------------------------------------------------------------
Community Centers

1)     Chillicothe      Glimcher
       Place            Properties, LP      985-1015 N. Bridge Street          45601  Chillicothe        Ross         Ohio
2)     Clarksville      Glimcher
       Place            Properties, LP      748-756B E. Highway 131            47130  Clarksville        Clark        Indiana
3)     Gratiot Center   Glimcher
                        Properties, LP      5025-5115 Gratiot Road             48603  Saginaw            Saginaw      Michigan
4)     Liberty Plaza                                                                  Morristown                      Tennessee
5)     Logan Place      Glimcher
                        Properties, LP      US Highway 79                      42276  Russellville       Logan        Kentucky
6)     New Boston       New Boston Mall,
       Mall             LLC                 3520-3644 Rhodes Avenue            45662  Portsmouth         Scioto       Ohio
7)     Pea Ridge        Glimcher
                        Properties, LP      5636 US Route 60 E., Suite #2-14   25705  Huntington         Cabell       West Virginia
8)     Prestonburg      Glimcher
                        Properties, LP      Highway 23 S., Box 1-11            41653  Prestonburg        Floyd        Kentucky
9)     Sycamore         Glimcher
       Square           Properties, LP      322 Frey Street                    37015  Ashland City       Cheatham     Tennessee
10)    Twin County      Glimcher
                        Properties, LP      1051-1093 E. Stuart Drive          24333  Galax              Twin         Virginia
11)    Walnut Cove      Glimcher
       Shopping         Properties, LP      802 S. Main Street                 27052  Walnut Cove        Stokes       North Carolina

Regional Malls

12)    Indian Mound     Glimcher
       Mall             Properties, LP      771 S. 30th Street                 43056  Heath (Newark)     Licking      Ohio
13)    Northtown Mall   Glimcher Northtown
                        Venture, LLC        398 Northtown Drive                55434  Blaine             Anoka        Minnesota
14)    New Towne        Glimcher
       Mall             Properties, LP      400 Mill Avenue, SE                44663  New Philadelphia   Tuscararwas  Ohio

                                   SCHEDULE 2

            LIST OF DOCUMENTS TO BE DELIVERED TO ADMINISTRATIVE AGENT
              WITH PROPOSAL FOR ADDITION OF COLLATERAL POOL ASSETS

A.       Survey

B.       Title Insurance Commitment

C.       Copies of All Recorded Documents

D.       Flood Insurance, if applicable

E.       Evidence of Casualty and Liability Insurance (or commitment to issue)

F.       Environmental Report/Certification

G.       All Leases

H.       Management Agreement, if applicable

I.       Property Condition Report

J.       Lessee/Manager financials, if applicable

K. 2 years of Historical Operating Statements, unless new construction or new acquisition, to the extent Borrower has owned the Property during such 2 year period

L. Pro-Forma Operating Statements, unless new construction or new acquisition

M.       Capital Expenditure Budget, unless new construction or new acquisition

N.       Such other items as Administrative Agent may reasonably request

All items shall meet substantially the same standards as the prior deliveries for the Initial Collateral Pool Assets.

                                   SCHEDULE 3

                        LIST OF ITEMS TO BE COMPLETED TO
                   FINALIZE ADDITION OF COLLATERAL POOL ASSETS

A. Execution, delivery and recording of applicable Mortgage together with a Joinder in Subsidiary Guaranty if the applicable Owner is a Subsidiary

B.       Organizational Documents for the Owner

C.       Opinion of Counsel for Owner

D.       Resolution regarding authority of Owner

E.       Incumbency Certificate regarding Owner

F.       UCC-1 Financing Statements from Owner

G.       Tax, Judgment and Lien Searches on Owner

H. Issuance of Title Insurance Policy and Endorsements, including insurance over possible mechanic's lien claims and such amendments as may be necessary and available to existing title policies to assure cross-collateralization.

I.       Receipt of Estoppel Certificates from Major Tenants.

J.       Subordination Non-Disturbance and Attornment Agreements with Major
         Tenants

K.       Lender-Manager Agreement, if applicable

L.       Receipt of Appraisal and confirmation that it conforms to requirements

M.       Evidence of Casualty and Liability Insurance

N. Addendum to Environmental Indemnity from Indemnitor confirming that the Property is being added as a Collateral Pool Asset and amending Exhibit A to the Environmental Indemnity, as necessary.

                                   SCHEDULE 4

           EXCEPTIONS, IF ANY, TO OWNERSHIP FREE OF UNPERMITTED LIENS
                                 (SECTION 5.13)

NONE

                                   SCHEDULE 5

                                   LITIGATION
                                (SEE SECTION 5.6)

NONE

                                   SCHEDULE 6

                              ENVIRONMENTAL MATTERS
                               (SEE SECTION 5.20)

None

                                   SCHEDULE 7

                              INTENTIONALLY OMITTED

                                   SCHEDULE 8

                    LIST OF ANY EXISTING INDEBTEDNESS SECURED
                 BY PLEDGE OF STOCK OR OTHER OWNERSHIP INTERESTS

1.) Mezzanine Loan originated July 7, 2000 for The Great Mall of the Great
         Plains, Olathe Kansas, in the amount of $17,000,000 secured by a pledge by Olathe Mall, LLC of its membership interest in Great Plains Metromall, LLC.

2.) Mezzanine Loan originated May 31, 2002 for Jersey Gardens in the amount of
         $30,000,000 secured by a pledge by JG Mezzanine, LLC of its membership interest in Glimcher Jersey Gardens, LLC.

                                   SCHEDULE 9

                        SURVEY CERTIFICATION REQUIREMENTS

                          Form of Survey Certification

                      CERTIFICATION FOR SURVEYS (LONG-FORM)

I hereby certify to KeyBank National Association, its successors and assigns, and _____________ (insert Borrower and Title Insurance Company) that the survey prepared by me entitled " ________ " was actually made upon the ground and that it and the information, courses and distances shown thereon are correct; that the title lines and lines of actual possession are the same; that the size, location and type of buildings and improvements are as shown and all are within the boundary lines of the property; that the property is zoned as ___________ and any required setbacks are as shown; that there are no easements, encroachments or use affecting this property appearing from a careful physical inspection of the same, other than those shown and depicted thereon; that all utility services required for the operations of the premises either enter the premises through adjoining public streets, or the survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land; that the survey shows the location of all visible storm drainage systems for the collection and disposal of all roof and surface drainage; that any discharge into streams, rivers or other conveyance system is shown on the survey, if such waterway is on or adjacent to the property; and that the parcels described heron do not lie within flood hazard areas in accordance with the document entitled "Department of Housing and Urban Development, Federal Insurance Administration - Special Flood Hazard Area Maps". This survey is made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1999 for Class A Urban Survey and includes items 1-4 and 6-16 of Table A. Pursuant to the Accuracy Standards as adopted by ALTA, NSPS, and ACSM and in effect on the date of this certification, the undersigned further certifies that: [Surveyor to complete with appropriate choice from Minimum Standard Detail Requirement]

                                   SCHEDULE 10

                               TITLE REQUIREMENTS

1. Title Insurance Company Requirements. The maximum single risk (i.e., the amount insured under any one policy) by a title insurer may not exceed 25% of that insurer's surplus and statutory reserves. Reinsurance must be obtained by closing for any policy exceeding such amount.

2. Loan Policy Forms. Standard 1992 American Land Title Association ("ALTA") form of loan title insurance policy, or the 1970 (amended October 17, 1970) ALTA loan form policies must be used.

3. Insurance Amount. The amount insured must equal at least the original principal amount of the Loan.

4. Named Insured. The named insured under the Title Policy must be substantially the same as the following: "KeyBank National Association, and its respective successors and assigns."

5. Creditors' Rights. Any "creditors' rights" exception or other exclusion from coverage for voidable transactions under bankruptcy, fraudulent conveyance, or other debtor protection laws or equitable principles must be removed by either an endorsement or a written waiver.

6. Arbitration. In the event that the form policy which is utilized includes a compulsory arbitration provision, the insurer must agree that such compulsory arbitration provisions do not apply to any claims by or on behalf of the insured. Please note that the 1987 and 1992 ALTA form loan policies include such provisions.

7. Date of Policy. The effective date of the Title Policy must be as of the date and time of the closing.

8. Legal Description. The legal description of the property contained in the Title Policy must conform to (a) the legal description shown on the survey of the property, and (b) the legal description contained in the Mortgage. In any event, the Title Policy must be endorsed to provide that the insured legal description is the same as that shown on the survey.

9. Easements. Each Title Policy shall insure, as separate parcels: (a) all appurtenant easements and other estates benefiting the property, and
         (b) all other rights, title, and interests of the borrower in real property under reciprocal easement agreements, access agreements, operating agreements, and agreements containing covenants, conditions, and restrictions relating to the Project.

10. Exceptions to Coverage. With respect to the exceptions, the following applies:

         a) Each Title Policy shall afford the broadest coverage available in the state in which the subject property is located.

         b) The "standard" exceptions (such as for parties in possession or other matters not shown on public records) must be deleted.

         c) The "standard" exception regarding tenants in possession under residential leases, should also be deleted. For commercial properties, a rent roll should be attached in lieu of the general exception.

         d) The standard survey exception to the Title Policy must be deleted. Instead, a survey reading reflecting the current survey should be incorporated.

         e) Any exception for taxes, assessments, or other lienable items must expressly insure that such taxes, assessments, or other items are not yet due and payable.

         f) Any lien, encumbrance, condition, restriction, or easement of record must be listed in the Title Policy, and the Title Policy must affirmatively insure that the improvements do not encroach upon the insured easements or insure against all loss or damage due to such encroachment

         g) The Title Policy may not contain any exception for any filed or unfiled mechanics' or materialmen's liens.

         h) In the event that a comprehensive endorsement has been issued and any Schedule B exceptions continue to be excluded from the coverage provided through that endorsement, then a determination must be made whether such exceptions would be acceptable to Bank. In the event that it is determined that such exception is acceptable, a written explanation regarding the acceptability must be submitted as part of the delivery of the loan documents.

If Schedule B indicates the presence of any easements that are not located on the survey, the Title Policy must provide affirmative insurance against any loss resulting from the exercise by the holder of such easement of its right to use or maintain that easement. ALTA Form 103.1 or an equivalent endorsement is required for this purpose.

1.       Endorsements. With respect to endorsements, the following applies:

         a) Each Title Policy must include an acceptable environmental protection lien endorsement on ALTA Form 8.1. Please note that Form 8.1 may take exception for an entire statute which contains one or more specific sections under which environmental protection liens could take priority over the Mortgage; provided, however, that such specific sections under which the lien could arise must also be referenced.

         b) Each Title Policy must contain an endorsement which provides that the insured legal description is the same as shown on the survey.

         c) Each Title Policy must contain a comprehensive endorsement (ALTA Form 9) if a lien, encumbrance, condition, restriction, or easement is listed in Schedule B to the title insurance policy.

         d) Lender may require the following endorsements where applicable and available:

access                                               single tax lot
address                            first loss        subdivision
assessments                        last dollar       tie in
assignment of leases and rents     leasehold         usury
assignment of loan documents       mineral rights    zoning (ALTA 3.1 - with parking)
contiguity                         mortgage tax
doing business                     reverter

1. Other Coverages. Each Title Policy shall insure the following by endorsement or affirmative insurance to the extent such coverage is not afforded by the ALTA Form 9 or its equivalent in a particular jurisdiction:

a) that no conditions, covenants, or restrictions of record affecting the property:

         (i)      have been violated,

         (ii)     create lien rights which prime the insured mortgage,

         (iii) contain a right of reverter or forfeiture, a right of reentry, or power of termination, or

         (iv) if violated in the future would result in the lien created by the insured mortgage or title to the property being lost, forfeited, or subordinated; and

b) that except for temporary interference resulting solely from maintenance, repair, replacement, or alteration of lines, facilities, or equipment located in easements and rights of way taken as certain exceptions to each Title Policy, such exceptions do not and shall not prevent the use and operation of the Property or the improvements as used and operated on the effective date of the Title Policy.

1. Informational Matters. The Policy must include, as an informational note, the following:

         a)       The recorded plat number together with recording information;
                  and

         b) The property parcel number or the tax identification number, as applicable.

1. Delivery of Copies. Legible copies of all easements, encumbrances, or other restrictions shown as exceptions on the Title Policy must be delivered with the first draft of the title commitment.

                                   SCHEDULE 11

                             INSURANCE REQUIREMENTS

         Borrower shall obtain and keep in full force and effect either builder's risk insurance (the "Builder's Risk Insurance policy") coverage or permanent All Perils insurance coverage as appropriate, satisfactory to Lender, on the Project. All insurance policies shall be issued by carriers with a Best's Insurance Reports policy holder's rating of A and a financial size category of Class X and shall include a standard mortgage clause (without contribution) in favor of and acceptable to Lender. The policies shall provide for the following, and any other coverage that Lender may from time to time deem necessary:

         a) Coverage Against All Peril and/or Builders Risk in the amount of 100% of the replacement cost of all Improvements located or to be located on the Land. If the policy is written on a CO-INSURANCE basis, the policy shall contain an AGREED AMOUNT ENDORSEMENT as evidence that the coverage is in an amount sufficient to insure the full amount of the mortgage indebtedness. "KeyBank National Association and its successors and assigns" shall be named as the "Mortgagee" and "Loss Payee".

         b) Public liability coverage in a minimum amount of not less than $2,000,000 per occurrence and $5,000,000 in the aggregate. "KeyBank National Association and its successors and assigns" shall be named as an "Additional Insured".

         c) Rent loss or business interruption coverage in a minimum amount approved by Lender of not less than the appraised rentals for a minimum of six months.

         d) Flood hazard coverage in a minimum amount available, if the premises are located in a special flood hazard area ("Flood Hazard Area") as designated by the Federal Emergency Management Agency on its Flood Hazard Boundary Map and Flood Insurance Rate Maps, and the Department of Housing and Urban Development, Federal Insurance Administration, Special Flood Hazard Area Maps.

         e) Workers Compensation and Disability insurance as required by law.

         f) Such other types and amounts of insurance with respect to the premises and the operation thereof which are commonly maintained in the case of other property and buildings similar to the premises in nature, use, location, height, and type of construction, as may from time to time be required by the mortgagee.

Each policy shall provide that it may not be canceled, reduced or terminated without at least thirty (30) days prior written notice to Lender.

                                   SCHEDULE 12

        SUBSIDIARIES OF GLIMCHER PROPERTIES LIMITED PARTNERSHIP ("GPLP")

A. CONSOLIDATED

         - Grand Central Limited Partnership, a Delaware limited partnership
                  99% by GPLP

         - Morgantown Mall Associates Limited Partnership, an Ohio limited partnership
                  99% by GPLP

         - Glimcher University Mall Limited Partnership, a Delaware limited partnership
                  99% by GPLP

         -        Weberstown Mall, LLC, a Delaware limited liability company
                  99% by GPLP

         - Glimcher Northtown Venture, LLC, a Delaware limited liability company
                  100% by GPLP

         - Montgomery Mall Associates Limited Partnership, a Delaware limited partnership
                  99% by GPLP

         -        Olathe Mall LLC, a Delaware limited liability company
                  99% by GPLP

         - Great Plains Metromall, LLC, a Delaware limited liability company
                  45% by GPLP & 54% by Olathe Mall, LLC

         - Johnson City Venture LLC, a Delaware limited liability company 99% by GPLP

         - Mount Vernon Venture, LLC, a Delaware limited liability company
                  99% by GPLP

         -        JG Mezzanine, LLC, a Delaware limited liability company
                  100% by GPLP

         - N.J. Metromall Urban Renewal, Inc., a Delaware corporation 100% by JG Mezzanine, LLC

         - Glimcher Jersey Gardens, LLC, a Delaware limited liability company
                  100% by JG Mezzanine, LLC

         -        Glimcher JG Urban Renewal, Inc., a Delaware corporation
                  100% by GPLP

         - Jersey Gardens Center, LLC, a Delaware limited liability company
                  100% by GPLP

         -        Loyal Plaza Venture, L.P., a Delaware limited partnership
                  99% by GPLP

         - Glimcher Loyal Plaza Tenant, L.P., a Delaware limited partnership
                  99% by GPLP

         - Glimcher Supermall Venture LLC, a Delaware limited liability company
                  99% by GPLP

         -        Dayton Mall Venture, LLC, a Delaware limited liability company

                  99% by GPLP

         - Colonial Park Mall Limited Partnership, a Delaware limited partnership
                  99.5% by GPLP

         -        Colonial Park Trust, a Delaware Business trust
                  100% by Colonial Park Mall limited Partnership

         -        Catalina Partners LP, a Delaware limited partnership
                  99% by Colonial Park Mall Limited Partnership & 1% by Colonial Park Trust

         - San Mall Limited Partnership, a Delaware limited partnership 99.5% by GPLP

         - Glimcher Westpark Plaza, LLC, a Delaware limited liability company
                  100% by GPLP

         - Morningside Plaza, LLC, a Delaware limited liability company 100% by GPLP

         -        New Boston Mall, LLC, a Delaware limited liability company
                  100% by GPLP

         - Shady Springs Plaza, LLC, a Delaware limited liability company 100% by GPLP

         -        Southside Mall, LLC, a Delaware limited liability company
                  100% by GPLP

         - Glimcher Linden Corners, LLC, a Delaware limited liability company
                  100% by GPLP

         - Glimcher Ashland Venture, LLC, a Delaware limited liability company
                  100% by GPLP

         - Glimcher River Valley Mall, LLC, a Delaware limited liability company
                  100% by GPLP

         - Glimcher Columbia, LLC, a Delaware limited liability company 100% by GPLP

         - Fairfield Village, LLC, a Delaware limited liability company 100% by GPLP

         -        LC Portland, LLC, a Delaware limited liability company
                  100% by GPLP

         -        GB Northtown, LLC, a Delaware limited liability company
                  100% by GPLP

         - Charlotte Eastland Mall, LLC, a Delaware limited liability company
                  99% by GPLP

         - Glimcher Westshore, LLC, a Delaware limited liability company 100% by GPLP

         -        MFC Beavercreek, LLC, a Delaware limited liability company
                  100% by GPLP

         - Glimcher Development Corporation, a Delaware corporation (non-qualified REIT subsidiary)
                  100% by GPLP

         - Ohio Entertainment Corporation, a Delaware corporation 100% by Glimcher Development Corporation

         - Trans State Development, Inc., a Delaware corporation 100% by Glimcher Development Corporation

         - Trans State Development, LLC, a Delaware limited liability company
                  99% by Glimcher Development Corporation & 1% by Trans State Development, Inc.

B.  UNCONSOLIDATED

         -        Polaris Center, LLC, a Delaware limited liability company
                  49% by GPLP

         - Polaris Mall, LLC, a Delaware limited liability company 39.2857% by GPLP